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                                                                EXHIBIT NO. 10.8

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                         RESEARCH AND LICENSE AGREEMENT

     This Agreement is effective June 1, 1993 ("the EFFECTIVE DATE") by and between the Trustees of Boston University ("UNIVERSITY"), having an address at 80 E. Concord Street, Boston, Massachusetts 02118, and NitroMed, Inc., a Delaware Corporation having offices at One Kendall Square, Bldg. 100, Cambridge, Massachusetts 02139 ("NITROMED").

     WHEREAS, the research program contemplated by this agreement is of mutual interest and benefit to UNIVERSITY and NITROMED and will further the instructional and research objectives of the UNIVERSITY in a manner consistent with its status as a non-profit, tax-exempt, educational institution;

     WHEREAS, NITROMED desires to fund certain work to be performed at UNIVERSITY in exchange for exclusive licenses in and to certain patents, technology, materials and information; and

     WHEREAS, UNIVERSITY desires to receive such funding and is willing to grant the exclusive licenses desired by NITROMED.

     NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

     SECTION 1: DEFINITIONS.

     The terms used in this Agreement have the following meaning:

     1.1 The term "AFFILIATE" as applied to NITROMED shall mean any company or other legal entity other than NITROMED in whatever country organized, controlling, controlled

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by or under common control with NITROMED. The term "control" means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

     1.2 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any PRODUCT by NITROMED, its AFFILIATES or SUBLICENSEES, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and when governmental approval is not required, the first sale in that country.

     1.3 The term "RESEARCH INVENTION" shall mean any process, use, article of manufacture, composition of matter conceived or first actually or constructively reduced to practice, solely or jointly by at least one INVESTIGATOR during the period in which his/her Sponsored Research Program is in effect, which either is in the FIELD OF RESEARCH, or which results from the performance of any research funded in whole or in part by NITROMED pursuant to this Agreement.

     1.4 The term "BACKGROUND INVENTION" shall mean any process, use, article of manufacture, composition of matter conceived or reduced to practice by a PRINCIPAL INVESTIGATOR (alone or with others) prior to the effective date of a RESEARCH PROPOSAL for such PRINCIPAL INVESTIGATOR, which is within the FIELD OF RESEARCH and which is owned by UNIVERSITY and in and to which UNIVERSITY has transferable rights.

     1.5 "INVENTION" shall mean individually and collectively RESEARCH INVENTION and BACKGROUND INVENTION.

     1.6 The term "INVESTIGATOR" means PRINCIPAL INVESTIGATOR, any other member of the UNIVERSITY Professional Staff, graduate student, undergraduate student, or

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employee of UNIVERSITY who shall perform or shall work on SPONSORED RESEARCH
PROGRAM during the period in which the SPONSORED RESEARCH PROGRAM is in effect.

     1.7 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party licensed by NITROMED to make, have made, import, use or sell any PRODUCT or use any PROCESS under PATENT RIGHTS.

     1.8 The term "BACKGROUND MATERIAL" shall mean any material or substance which is in the FIELD OF RESEARCH and is in the possession of UNIVERSITY through the PRINCIPAL INVESTIGATOR or the PRINCIPAL INVESTIGATOR prior to the effective date of a RESEARCH PROPOSAL for such PRINCIPAL INVESTIGATOR and in and to which UNIVERSITY and/or PRINCIPAL INVESTIGATOR has a transferable right.

     1.9 The term "RESEARCH MATERIAL" shall mean any material or substance which is discovered, produced or derived solely or jointly by at least one INVESTIGATOR during the period in which his/her Sponsored Research Program is in effect, which either is in the FIELD OF RESEARCH or which results from any research funded in whole or in part by NITROMED pursuant to this Agreement, and in and to which the UNIVERSITY and/or PRINCIPAL INVESTIGATOR has a transferable right.

     1.10 "UNIVERSITY MATERIAL" shall mean individually and collectively BACKGROUND MATERIAL and RESEARCH MATERIAL.

     1.11 "NET SALES PRICE" means the total amount received by NITROMED or its AFFILIATES or SUBLICENSEE from sale of PRODUCT, less transportation charges and insurance, sales taxes, use taxes, excise taxes, value added taxes, customs duties or other imposts, normal and customary quantity and cash discounts, rebates and disallowed reimbursements and allowances and credit on account of rejection or return of PRODUCT.

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PRODUCT shall be considered "sold" when billed out or invoiced.

     1.12 The term "BACKGROUND PATENT RIGHT(s)" shall mean any United States patent application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, which is owned by UNIVERSITY insofar as it contains one or more claims to a BACKGROUND INVENTION, BACKGROUND INFORMATION, or BACKGROUND MATERIAL. The BACKGROUND PATENT RIGHTS are and/or shall be tabulated in Appendix B hereto.

     1.13 The term "RESEARCH PATENT RIGHT(S)" shall mean any United States patent application, including any division, continuation, or continuation-in-part thereof and any foreign patent application or equivalent corresponding thereto and any Letters Patent or the equivalent thereof issuing thereon or reissue or extension thereof, insofar as it contains one or more claims to a RESEARCH INVENTION, RESEARCH INFORMATION, or RESEARCH MATERIAL. The RESEARCH PATENT RIGHTS shall be tabulated in Appendix B hereto.

     1.14 "PATENT RIGHT(S)" shall mean individually and collectively BACKGROUND PATENT RIGHTS and RESEARCH PATENT RIGHTS.

     1.15 The term "PRINCIPAL INVESTIGATOR" shall mean each and every PRINCIPAL INVESTIGATOR named in a RESEARCH PROPOSAL.

     1.16 The term "PRODUCT" shall mean any article, composition, apparatus, substance, chemical, material, method or service which is or which incorporates or utilizes an INVENTION, INFORMATION, and/or UNIVERSITY MATERIAL, or the manufacture, import, sale or use of which is covered by PATENT RIGHTS.

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     1.17   The term "PROCESS" shall mean any or method for the production, manufacture or use of any PRODUCT.

     1.18 The term "BACKGROUND INFORMATION" shall mean any data, formulas, process information or other information pertaining to the FIELD OF RESEARCH known to UNIVERSITY through PRINCIPAL INVESTIGATOR or the PRINCIPAL INVESTIGATOR prior to the effective date of a RESEARCH PROPOSAL for such PRINCIPAL INVESTIGATOR and in and to which UNIVERSITY and/or PRINCIPAL INVESTIGATOR has a transferable right.

     1.19 "RESEARCH INFORMATION" shall mean any data, formulas, process information or other information produced solely or jointly by at least one INVESTIGATOR during the period in which his/her Sponsored Research Program is in effect, which either is in the FIELD OF RESEARCH or which results from any research funded in whole or in part by NITROMED pursuant to this Agreement, and in and to which the UNIVERSITY and/or PRINCIPAL INVESTIGATOR has a transferable right.

     1.20 "INFORMATION" shall mean individually and collectively RESEARCH INFORMATION and BACKGROUND INFORMATION.

     1.21 The term "RESEARCH PROPOSAL" shall mean the written description of a SPONSORED RESEARCH PROGRAM, which is or shall be attached hereto as part of Appendix A executed by duly authorized representatives of both parties, including a budget that details the equipment, materials and the personnel to be provided by use of the funds to be supplied by NITROMED to support the research described in such proposal.

     1.22 The term "SPONSORED RESEARCH PROGRAM" shall mean research described in each RESEARCH PROPOSAL.

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     1.23   "VALID CLAIM" shall mean (i) a claim of a pending patent application pending for no more than seven (7) years from the date of filing or from the date an election has been made to pursue separate claims (but only with respect to such claims) and (ii) a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken.

     1.24 "FIELD OF RESEARCH" means the field of research set forth in the RESEARCH PROPOSAL for each SPONSORED RESEARCH PROGRAM.

     1.25 "AGREEMENT YEAR" shall mean for each SPONSORED RESEARCH PROGRAM the twelve month period beginning on the effective commencement date thereof as specified in the Research Proposal ("COMMENCEMENT DATE"), and each subsequent twelve (12) month period thereafter.

     1.26   "LICENSED TERRITORY" shall mean all countries of the world.

     1.27 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.


     SECTION 2: FUNDING.

     2.1    (A)   In consideration of the undertaking of a SPONSORED RESEARCH
PROGRAM by UNIVERSITY, during the period in which SPONSORED RESEARCH PROGRAM is being conducted:

     (i) NITROMED shall make annual research grants to UNIVERSITY for the support of each SPONSORED RESEARCH PROGRAM in accordance with its RESEARCH PROPOSAL, so long as such RESEARCH PROPOSAL remains in effect and has not been terminated pursuant to Section 13 hereof.

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     (ii)   each annual research grant shall be paid in four equal quarterly payments in advance, commencing on the COMMENCEMENT DATE. In addition, NITROMED shall provide Equipment Funding as provided in any RESEARCH PROPOSAL;

     (iii) Payments will be made in the name of "Trustees of Boston University", and will be sent to Boston University School of Medicine, Grant Accounting, 80 East Concord Street, Boston, Massachusetts 02118. UNIVERSITY shall retain title to all equipment purchased and/or fabricated by it with funds provided by NITROMED under this Agreement.

     (iv) the funding shall include direct and/or indirect expenses as set forth in the RESEARCH PROPOSAL;

     (B) at least sixty (60) days prior to the end of an AGREEMENT YEAR, for any SPONSORED RESEARCH PROGRAM which is more than one year, UNIVERSITY shall submit to NITROMED for its approval a plan and budget for use of the funding for the following AGREEMENT YEAR, which approval shall not be unreasonably denied. NITROMED shall provide such approval or disapproval within thirty (30) days from receipt of UNIVERSITY's plan and budget. Such approved plan and budget shall be attached and made a part of a RESEARCH PROPOSAL attached hereto as part of Appendix A

     (C) within sixty (60) days after the end of an AGREEMENT YEAR, UNIVERSITY shall provide NITROMED with an accounting of the expenditure of research funds for such AGREEMENT YEAR for each SPONSORED RESEARCH PROGRAM in accordance with UNIVERSITY standard procedures for such accounting. With respect to any SPONSORED RESEARCH PROGRAM, the amount of research funds not expended in an AGREEMENT

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YEAR shall be applied to reduce NITROMED's funding obligation for such SPONSORED
RESEARCH PROGRAM for the following AGREEMENT YEAR, and if there is no funding obligation for the next year, such amount shall be refunded to NITROMED.

     2.2 Either party may propose in writing additional research not previously described in a RESEARCH PROPOSAL appended hereto as Appendix A. Each such proposal shall include a description of the additional research proposed and a budget of the costs to be funded by NITROMED and a schedule of payment of such costs. When and if such proposal is accepted by UNIVERSITY and NITROMED, it shall be appended hereto as a RESEARCH PROPOSAL and shall be subject to the terms and conditions of this Agreement, and the SPONSORED RESEARCH PROGRAM described therein shall commence and additional budgeted amounts shall be paid as set forth in the proposal or as otherwise agreed by the parties in writing.

     2.3 During the period during which NITROMED is funding a SPONSORED RESEARCH PROGRAM under this Agreement, an INVESTIGATOR, during such time as he or she is working under such SPONSORED RESEARCH PROGRAM, may not seek or accept funding from a commercial sponsor in the FIELD of RESEARCH for such SPONSORED RESEARCH PROGRAM without the prior written consent of NITROMED.

     SECTION 3: WORK OF UNIVERSITY.

     3.1 During the thirty (30) days next following the effective date for each SPONSORED RESEARCH PROGRAM, UNIVERSITY, through the PRINCIPAL INVESTIGATOR, shall disclose to NITROMED such BACKGROUND INFORMATION and BACKGROUND MATERIAL which shall be known to PRINCIPAL INVESTIGATOR on the EFFECTIVE DATE.

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     3.2    Beginning on the EFFECTIVE DATE and thereafter unless sooner terminated, with respect to each SPONSORED RESEARCH PROGRAM, UNIVERSITY shall:

     (a) through the PRINCIPAL INVESTIGATOR conduct each SPONSORED RESEARCH PROGRAM, and apply the funds paid by NITROMED pursuant to Paragraph
            2.1 to support the expenses of each SPONSORED RESEARCH PROGRAM in accordance with its RESEARCH PROPOSAL and shall use reasonable efforts and diligence consistent with UNIVERSITY's professional standards to achieve the goals set forth in such RESEARCH PROPOSAL. NITROMED understands that UNIVERSITY's primary mission is education and advancement of knowledge and that each SPONSORED RESEARCH PROGRAM will be performed consistent with the RESEARCH PROGRAM in a manner best suited to carry out that mission. The manner of performance of the SPONSORED RESEARCH PROGRAM shall be determined solely by the PRINCIPAL INVESTIGATOR, and UNIVERSITY does not guarantee specific results;

     (b) On a regular basis and in a timely manner disclose to NITROMED, INFORMATION, INVENTIONS and UNIVERSITY MATERIAL, and NITROMED shall be entitled to use such INFORMATION, INVENTIONS and UNIVERSITY MATERIAL for research purposes and pursuant to the terms of this Research and License Agreement;

     (c) for the purpose of facilitating disclosure to NITROMED of RESEARCH INFORMATION, INVENTIONS, and UNIVERSITY MATERIAL, permit duly authorized employees of or representatives of NITROMED to visit the

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            PRINCIPAL INVESTIGATOR'S laboratories at UNIVERSITY or other
            UNIVERSITY facilities where each SPONSORED RESEARCH PROGRAM is conducted at reasonable times and with reasonable notice; and

     (d) at NITROMED's request and through the PRINCIPAL INVESTIGATOR, provide NITROMED with UNIVERSITY MATERIALS.

     3.3 UNIVERSITY shall, on a continuing basis, advise NITROMED of the results of each SPONSORED RESEARCH PROGRAM and at least once every three (3) months provide NITROMED with written progress reports concerning each SPONSORED RESEARCH PROGRAM. A final written report setting forth in detail the results achieved under and pursuant to each SPONSORED RESEARCH PROGRAM shall be submitted by UNIVERSITY to NITROMED within ninety (90) days of termination of each SPONSORED RESEARCH PROGRAM. Such final report shall include: (i) a complete summary of the research carried out; (ii) a scientific assessment by the PRINCIPAL INVESTIGATOR of the SPONSORED RESEARCH PROGRAM; and (iii) detailed experimental protocols of the assays performed in the course of the SPONSORED RESEARCH PROGRAM.

     SECTION 4: UNIVERSITY MATERIALS.

     4.1    (a)   During the period in which NITROMED holds a license,
UNIVERSITY and INVESTIGATORS shall make reasonable efforts to ensure that they will not, without NITROMED's prior written approval, distribute or knowingly allow RESEARCH MATERIALS to be distributed to for-profit entities or persons known to be employed thereby or consulting or performing research therefor other than under a license permitted under this Agreement.

     (b) UNIVERSITY and PRINCIPAL INVESTIGATOR shall have the right to transfer UNIVERSITY MATERIALS to not-for-profit entities or persons known to be affiliated

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therewith provided that such entities or persons sign the Material Transfer
Agreement attached hereto as Appendix C or any other Agreement consented to by the parties.

     (c) Prior to any such distribution of any such UNIVERSITY MATERIAL, UNIVERSITY shall provide notice and a sample of such material to NITROMED and UNIVERSITY and NITROMED shall use reasonable efforts to consider the patentability of such UNIVERSITY MATERIALS and cooperate to file, where appropriate, PATENT RIGHTS protecting such UNIVERSITY MATERIALS prior to their distribution, provided that UNIVERSITY shall not be required to delay distribution to non-profit entities or persons affiliated therewith for more than sixty (60) days after notice to NITROMED.

     4.2 Notwithstanding anything else to the contrary, UNIVERSITY and INVESTIGATOR will be free to publish the results of research under this Agreement provided that they agree not to publish or disclose to third parties any RESEARCH INVENTION or RESEARCH INFORMATION without supplying NITROMED with a copy of the material to be disclosed or to be submitted for publication to third parties at least forty-five (45) days prior to such publication, submission or disclosure so that NITROMED may evaluate such material to determine whether the material contains patentable subject matter relating to a RESEARCH INVENTION on which a patent application should be filed or contains NITROMED CONFIDENTIAL INFORMATION as defined in Paragraph 6.1. NITROMED shall review the material within thirty (30) days of submission to NITROMED. At NITROMED's request, UNIVERSITY initially may delay submission of the manuscript for an additional thirty (30) days in order to enable the preparation and filing of a patent application on any such patentable subject matter and will cooperate with NITROMED in deleting from any such manuscript

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NITROMED CONFIDENTIAL INFORMATION AND MATERIAL the inclusion of which would contravene Paragraphs 6.1 hereof.

     4.3 Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of a SPONSORED RESEARCH PROGRAM, shall remain with UNIVERSITY; provided, however, that UNIVERSITY shall grant to NITROMED an irrevocable, royalty-free, non-transferable, nonexclusive right to reproduce, translate and use all such copyrightable material; except that such right with respect to computer software and its programming documentation is applicable only to computer software and its programming documentation specified to be developed and delivered under the SPONSORED RESEARCH PROGRAM.

     SECTION 5: GRANTS.

     5.1    (a)   UNIVERSITY hereby grants to NITROMED and NITROMED hereby
accepts from UNIVERSITY a sole and exclusive royalty bearing right and license for the LICENSED TERRITORY under PATENT RIGHTS, INFORMATION and INVENTION to make, have made, use and sell or have sold on its behalf PRODUCT or PROCESS, including the right to sublicense third parties. NITROMED shall have the right to extend such license to its AFFILIATES. Such license shall be subject to the provisions of Paragraph 4.2 hereunder.

     (b) In the event that PATENT RIGHTS and INVENTIONS are co-owned by UNIVERSITY and a third party, the license granted in Paragraph 5.1(a) shall only apply to UNIVERSITY'S interest in such PATENT RIGHTS and INVENTIONS. For PATENT RIGHTS or INVENTIONS owned jointly by UNIVERSITY and a third party, pursuant to Paragraph 7.1(a) of this Agreement, UNIVERSITY shall attempt to obtain an agreement granting on behalf of all of the owners thereof a sole and exclusive right and license to NITROMED. If

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terms agreeable to all of the parties (including such third party assignees) can not be reached or, at NITROMED's request, UNIVERSITY will be relieved from its obligations under Paragraph 7.1(a) of this Agreement and only UNIVERSITY'S interest in such PATENT RIGHTS and INVENTION shall be licensed to NITROMED under Paragraph 5.1(a) of this Agreement.

     5.2 NITROMED agrees to forward to UNIVERSITY a copy of any and all fully executed sublicense agreements, and further agrees to forward to UNIVERSITY annually a copy of such reports received by NITROMED from its SUBLICENSEES during the preceding twelve (12) month period under the sublicensees as shall be pertinent to a royalty accounting to UNIVERSITY under said sublicense agreements.

     5.3 The above licenses to sell any PRODUCT for which a royalty has been paid under this Agreement includes the right of NITROMED, its AFFILIATES, and SUBLICENSEES to grant to the purchaser thereof the right to use and/or resell such purchased PRODUCT without payment of any further royalty hereunder.

     5.4 Any license granted to NITROMED pursuant to paragraph 5.1 shall be subject to the Boston University Medical Center Patent Policy. Additionally, the license is subject to the following: (i) for UNIVERSITY and its affiliate, University Hospital, Inc., to retain a non-exclusive license for noncommercial research purposes only and if and to the extent applicable to the licensed invention, that the rights of the United States of America as set forth in Public Laws 96-517 and 98-620 (codified at 35 U.S.C. 200 ET SEQ.) are specifically reserved, and that NITROMED shall comply with the provisions of said laws and specifically with 35 U.S.C. 204, as amended from time to time.

     5.5 UNIVERSITY agrees not to use or to acquire materials for use in any SPONSORED RESEARCH PROGRAM under terms that will prevent UNIVERSITY from

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granting NITROMED exclusive rights to PATENT RIGHTS, INFORMATION and INVENTION as provided in this Section 5 without the prior written consent of NITROMED.

     5.6    (a)   Taking into account the complexity, and stage of development of the PRODUCT and the science related thereto, NITROMED shall select and use best efforts under the circumstances to research, develop and then commercialize such selected PRODUCT. The efforts of a SUBLICENSEE and/or an AFFILIATE and/or the RESEARCH PROGRAM shall be considered as efforts of NITROMED.

     (b) In the event that UNIVERSITY reasonably believes that NITROMED is not making best efforts under the circumstances to research, develop and then commercialize a selected PRODUCT by NITROMED pursuant to Paragraph 5.6(a) then UNIVERSITY shall provide written notice to NITROMED which specifies UNIVERSITY's basis for such belief and what additional efforts UNIVERSITY believes should be made by NITROMED. Upon receipt of such written notice, UNIVERSITY and NITROMED shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by NITROMED shall satisfy the requirements of this Paragraph 5.6, and if such mutual agreement is not reached within ninety (90) days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to Paragraph 14.2 to determine the efforts which should be exerted by NITROMED. Thereafter, NITROMED shall exert the efforts determined by the parties or in such arbitration.

     (c) If NITROMED fails to exert the efforts determined by the parties or in such arbitration, UNIVERSITY's sole and exclusive remedy for NITROMED's failure to meet such efforts is for the licenses granted hereunder to be converted from an exclusive right and license to a non-exclusive license without the right to sublicense to take effect sixty (60) days after prior written notice unless NITROMED cures such failure. Pursuant to Paragraph 13.5 existing

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SUBLICENSEES can elect to obtain a direct license from UNIVERSITY.
Notwithstanding the foregoing, NITROMED shall retain the right to grant sublicenses in conjunction with the granting of a license to all or a portion of NITROMED's technology (not acquired from University) where such sublicense grants rights used with or in, or for such NITROMED technology.

     5.7 UNIVERSITY acknowledges that NITROMED is in the business of developing, manufacturing and selling of medical processes and products and nothing in this Agreement shall be construed as restricting such business or imposing on NITROMED the duty to market, and/or sell and exploit PRODUCT for which royalties are due hereunder to the exclusion of or in preference to any other product or process, provided that this Paragraph does not diminish NITROMED's obligations under Paragraph 5.6.

     5.8 Subject to Section 5.6, NITROMED shall have sole discretion for making all decisions relating to the commercialization and marketing of PRODUCT

     5.9 Within sixty (60) days after the end of each calendar year, NITROMED shall report in writing to UNIVERSITY on the progress of its efforts under Paragraph 5.6.

     SECTION 6: CONFIDENTIALITY.

     6.1 During the term of this Agreement, it is contemplated that NITROMED will disclose and/or provide to UNIVERSITY and PRINCIPAL INVESTIGATOR (i) proprietary and confidential technology, inventions, technical information, business information, biological materials and the like which are owned or controlled by NITROMED or which NITROMED is obligated to maintain in confidence (collectively "NITROMED CONFIDENTIAL INFORMATION AND MATERIAL"). UNIVERSITY shall have the right to refuse to accept NITROMED CONFIDENTIAL INFORMATION AND MATERIAL. NITROMED shall mark

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any written material as confidential. UNIVERSITY and PRINCIPAL INVESTIGATOR agree to make reasonable efforts to retain such NITROMED CONFIDENTIAL INFORMATION AND MATERIAL in confidence and not to disclose any such NITROMED CONFIDENTIAL INFORMATION AND MATERIAL to a third party without the prior written consent of NITROMED and to use such NITROMED CONFIDENTIAL INFORMATION AND MATERIAL only with respect to a SPONSORED RESEARCH PROGRAM.

     6.2 The obligations of confidentiality will not apply to NITROMED CONFIDENTIAL INFORMATION AND MATERIAL which:

     (i) was known to UNIVERSITY or PRINCIPAL INVESTIGATOR or generally known to the public prior to its disclosure hereunder; or

     (ii) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents;

     (iii) is subsequently disclosed to UNIVERSITY or INVESTIGATOR by a third party having a lawful right to make such disclosure;

     (iv) is disclosed to obtain regulatory approval for PRODUCT, provided that UNIVERSITY takes all reasonable steps to restrict and maintain the confidentiality of the disclosure;

     (v) is required by law or BONA FIDE legal process to be disclosed, provided the UNIVERSITY takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to NITROMED; or

     (vi)   is approved for release by the parties.

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     SECTION 7: PATENTS.

     7.1    (a)   Each INVESTIGATOR who shall make an INVENTION, solely or
jointly, ("UNIVERSITY INVENTOR") shall promptly report such INVENTION to UNIVERSITY. Each UNIVERSITY INVENTOR shall assign all of his rights, title and interest in an INVENTION and PATENT RIGHTS relating thereto to UNIVERSITY pursuant to the patent policy of the UNIVERSITY. Each employee of NITROMED who makes an INVENTION jointly with an INVESTIGATOR, shall report such INVENTION to NITROMED and shall assign all his rights, title and interest in such INVENTION and PATENT RIGHTS relating thereto to NITROMED. INVENTIONS made jointly by one or more INVESTIGATORS and one or more NITROMED employees and PATENT RIGHTS relating thereto shall be jointly owned by UNIVERSITY and NITROMED. UNIVERSITY and NITROMED agree that for each PATENT RIGHT jointly owned by UNIVERSITY and NITROMED, NITROMED and UNIVERSITY each own a one-half undivided interest in such PATENT RIGHT in each country in which it is filed and UNIVERSITY's interest therein is subject to the rights granted to NITROMED under this Agreement.

     In the event any INVENTION results from collaboration with personnel who are not affiliated with either UNIVERSITY or NITROMED ("Unaffiliated Collaborator(s)"), UNIVERSITY shall attempt to obtain the relevant rights from the institution of such Unaffiliated Collaborators and include same in the aforesaid rights granted to NITROMED under Section 5 of this Agreement.

     (b) UNIVERSITY shall promptly advise NITROMED in writing of each INVENTION disclosed to UNIVERSITY. Representatives of UNIVERSITY and NITROMED shall then discuss whether a patent application or applications pertaining to such INVENTION should be filed and in which countries. The titles, serial numbers and other identifying data of

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patent applications claiming an INVENTION filed after the EFFECTIVE DATE by mutual agreement of UNIVERSITY and NITROMED shall be listed in Appendix B and shall become PATENT RIGHTS.

     NITROMED shall file, prosecute and maintain patent applications and patents directed to INVENTIONS through patent counsel selected by NITROMED who shall consult with and keep UNIVERSITY advised with respect thereto.

     After the EFFECTIVE DATE of this Agreement, NITROMED shall bear the cost and expense for the filing, prosecution and maintenance of PATENT RIGHTS in the United States, European Patent Office, Canada, Japan and any other foreign countries designated by NITROMED.

     7.2 With respect to any PATENT RIGHTS, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to UNIVERSITY sufficiently prior to the filing of such application, response or request to allow for review and comment by UNIVERSITY. UNIVERSITY shall have the right to take any action that in its judgment is necessary to preserve such PATENT RIGHTS.

     SECTION 8: ROYALTIES.

     8.1    (A)   On all sales of PRODUCTS anywhere in the world by NITROMED, its AFFILIATES or SUBLICENSEES, following the FIRST COMMERCIAL SALE in such country by NITROMED its AFFILIATES or SUBLICENSEES, NITROMED shall pay UNIVERSITY royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each PRODUCT sold or distributed by NITROMED or its

AFFILIATES and SUBLICENSEES, NITROMED shall pay to UNIVERSITY one of the following:

            (1) (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are a diagnostic product or service) sold or distributed by NITROMED or its AFFILIATES in a country and (ii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCT (other than PRODUCTS which are a diagnostic product or service) sold or distributed by SUBLICENSEES in a country (iii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS which are diagnostic products or diagnostic services sold or distributed by NITROMED or its AFFILIATES in a country and (iv) [**] of the NET SALES PRICE of PRODUCT which are diagnostic products or diagnostic services sold or distributed by SUBLICENSEES in a country so long as in each case the PRODUCT, its manufacture, use or sale in the country in question shall be subject to a VALID CLAIM of any PATENT RIGHT which is licensed exclusively to NITROMED in such country, or

            (2) (i) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS (other than PRODUCTS which are diagnostic products or diagnostic services) sold or distributed by NITROMED or its AFFILIATES in a country and (ii) [**] of the NET SALES PRICE of PRODUCT (other than PRODUCTS which are diagnostic products or diagnostic services) sold or distributed by SUBLICENSEES in a country (iii) [**] percent ([**]%) of the NET SALES PRICE of PRODUCTS which are diagnostic products or diagnostic services sold or distributed by NITROMED or its AFFILIATES and (iv) [**] of the NET SALES PRICE of PRODUCT which are diagnostic products or diagnostic services sold or distributed by SUBLICENSEES in a country, whenever, in each case, the PRODUCT, its manufacture, use or sale shall be subject to a VALID CLAIM of only such PATENT RIGHTS which are licensed nonexclusively to NITROMED in the country in question (the term non-exclusive license includes a license in which UNIVERSITY co-owns the applicable PATENT RIGHTS with a third party(ies) and NITROMED does not receive an exclusive license under this Agreement from all of the owners).

     (B) If a PRODUCT sold by NITROMED in a country is not subject to a VALID CLAIM of any PATENT RIGHT licensed to NITROMED herein but the manufacture or use of such PRODUCT incorporates or employs (i) any MATERIAL and/or (ii) any INVENTION or INFORMATION not generally known, not used or not in the public domain at the time of filing of a patent application with respect thereto, NITROMED shall pay UNIVERSITY royalties equal to [**] of the NET SALES PRICE of such PRODUCT sold by NITROMED or its AFFILIATES or [**] of the NET SALES PRICE of such PRODUCT sold by SUBLICENSEES in such country for a period of seven (7) years from FIRST COMMERCIAL SALE in such country; provided that such royalty rate shall be reduced by [**]% in the event that competitive sales of products employing similar technology amount to [**]% or more of NITROMED's sales of PRODUCTS in the market as evidenced by documentation provided by NITROMED to UNIVERSITY.

     The provisions, terms, and conditions of Paragraph 8.1(A) are subject to any future financing of the Center for Advanced Biomedical Research in which the funding is obtained, all or in part, with tax-exempt bonds. In the event that, at any time hereafter, (i) the UNIVERSITY enters into an agreement to receive tax-exempt bond financing ("Financing Agreement") covering the building in which the SPONSORED RESEARCH PROGRAM is conducted, and

(ii) the royalty rate stated herein is not competitive as defined below, the license, except any license of an identified INVENTION on which a patent application has been filed and tabulated in Appendix B prior to the date of the Financing Agreement, shall be deemed to be granted at the lowest royalty rate which is competitive at the time that the licensed INVENTION, INFORMATION, MATERIAL or PATENT RIGHT is disclosed to NITROMED by UNIVERSITY as evidenced by written disclosure. A royalty rate is "competitive" if it is either within the range that UNIVERSITY would charge in an arms length transaction with a licensee who was not a sponsor of research at UNIVERSITY or within the range of royalty rates which would generally be charged by a not-for-profit entity to a person who was not a sponsor of research at such not-for-profit entity. If the parties are unable to agree on a rate that is "competitive" within one hundred eighty
(180) days after disclosure by the UNIVERSITY to NITROMED, then the parties agree to submit the matter to arbitration pursuant to Paragraph 14.2 to determine a competitive royalty rate.

     (C) In the event that a PRODUCT includes both component(s) on which royalties are payable pursuant to Paragraphs 8.1(A) and (B) hereof ("Licensed Component(s)") and a component which is diagnostically usable or therapeutically active alone or in a combination which does not require the Licensed Component(s) and such component is not subject to royalties under Paragraph 8.1(A) or (B) hereof ("Unlicensed Component(s)") (such PRODUCT being a "Combined Product"), then NET SALES PRICE shall be the amount which is normally received by NITROMED or its AFFILIATES from a sale of the Licensed Component(s) in an arm's length transaction with an unaffiliated third party. If the Licensed Component(s) are not sold separately, then NET SALES PRICE upon which a royalty is paid shall be the NET SALES PRICE of the Combined Product multiplied by a fraction, the numerator of which is the cost for producing the Licensed Component(s) and the denominator of which is the cost for producing the Combined Product.

     8.2    (a)   In the event that royalties are to be paid by NITROMED to a party who is not an AFFILIATE of NITROMED for PRODUCT which infringes the patent rights of said party and also for which royalties are also due to UNIVERSITY pursuant to Section 8.1 (such royalties to such party are hereinafter "Other Royalties"), then the royalties to be paid to UNIVERSITY by NITROMED pursuant to
Section 8.1 shall be reduced by [**] of the amount of such other Royalties, but in no event shall any royalties under Section 8.1 be reduced by more than [**] percent ([**]%).

     (b) In addition to Paragraph 8.2(a), in the event that a royalty paid to UNIVERSITY is a significant factor in the return realized by NITROMED so as to diminish NITROMED's capability to respond to competitive pressures in the market, as evidenced by documentation provided by NITROMED to UNIVERSITY, then the royalty paid to UNIVERSITY shall be reasonably reduced as to each affected PRODUCT for the period during which such market condition exists. Factors determining the size of a reasonable reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, and NITROMED's expenditures in PRODUCT development. In no event, however, shall the reduction in royalties of 8.2(a) and this 8.2(b) exceed, in the aggregate, [**] percent ([**]%).

     8.3 NITROMED shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to UNIVERSITY. Such books of account shall be kept at their principal place of business and, with all necessary supporting data, shall, for the three
(3) years next following the end of the calendar year to which each shall pertain be open for inspection by UNIVERSITY or its designee upon reasonable notice during normal business hours at UNIVERSITY's expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and shall be treated as NITROMED CONFIDENTIAL INFORMATION subject to the obligations of this Agreement. In the event that such information shall indicate that in any calendar year that the royalties which should have been paid by NITROMED are at least five percent (5%) greater than those which were actually paid by NITROMED, then NITROMED shall pay the cost of such inspection.

     8.4 With each semi-annual payment, NITROMED shall deliver to UNIVERSITY a full and accurate accounting to include at least the following information:

     (a) Quantity of each PRODUCT subject to royalty sold (by country) by NITROMED, and its AFFILIATES and SUBLICENSEES;

     (b)    Total receipts for each PRODUCT subject to royalty (by country);

     (c) Total royalties payable to UNIVERSITY, including the amounts claimed as deductions against royalties;

     (d)    Royalties received from SUBLICENSEES.

     8.5 In each year the amount of royalty due shall be calculated semi-annually as of June 30 and December 31 (each as being the last day of an "ACCOUNTING PERIOD") and shall be paid semi-annually within the sixty days next following such date, every such payment shall be supported by the accounting prescribed in Paragraph 8.4 and shall be made in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the applicable ACCOUNTING PERIOD, as the case may be.

     8.6 If the transfer of or the conversion into United States Dollar Equivalent of any remittance due hereunder is not lawful or possible in any country, such remittance shall be made by the deposit thereof in the currency of the country to the credit and account of UNIVERSITY or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to UNIVERSITY. UNIVERSITY shall be advised in writing in advance by NITROMED and provide to NITROMED a nominee, if so desired.

     8.7 Any tax required to be withheld by NITROMED under the laws of any foreign country for the account of UNIVERSITY, shall be promptly paid by NITROMED for and on behalf of UNIVERSITY to the appropriate governmental authority, and NITROMED shall use its best efforts to furnish UNIVERSITY with proof of payment of such tax. Any such tax actually paid on UNIVERSITY's behalf shall be deducted from royalty payments due UNIVERSITY.

     8.8 Only one royalty shall be due and payable for the manufacture, use and sale of a PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such PRODUCT.

     8.9    [**] percent ([**]%) of the amount paid by NITROMED pursuant to
Section 7 expended by NITROMED to secure or maintain any PATENT RIGHTS shall be fully creditable against royalties due under Section 8, but no royalty payment, after taking into consideration any deduction pursuant to Section 8.2, shall be reduced under this Paragraph 8.9 by more than [**]%.

     SECTION 9: INFRINGEMENT

     9.1    (a)   If any of the PATENT RIGHTS under which NITROMED is the
licensee is infringed by a third party, NITROMED shall have the right and option but not the obligation to bring an action for infringement, at its sole expense, against such third party in the name of UNIVERSITY and/or in the name of NITROMED, and to join UNIVERSITY as a party plaintiff if required. NITROMED shall promptly notify UNIVERSITY of any such infringement and shall keep UNIVERSITY informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects PATENT RIGHTS may be entered into without the consent of UNIVERSITY, which consent shall not unreasonably be withheld.

     (b) In the event that NITROMED shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, NITROMED may withhold up to [**] percent ([**]%) of the royalties otherwise thereafter due UNIVERSITY hereunder and apply the same toward reimbursement of its expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by NITROMED for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of NITROMED relating to the suit, and next toward reimbursement of UNIVERSITY for any royalties withheld and applied pursuant to this Section 9. The balance remaining from any such recovery shall be divided between NITROMED and UNIVERSITY, as follows (i) for that portion, if any, based on lost profits, UNIVERSITY shall recover the royalty UNIVERSITY would have received under this Agreement if such sales had been made by NITROMED; and (ii) for any other recovery, UNIVERSITY shall receive [**]percent ([**]%) of the remaining amount.

     9.2 In the event that NITROMED elects not to pursue an action for infringement, upon written notice to UNIVERSITY by NITROMED that an unlicensed third party is an infringer of a VALID CLAIM of PATENT RIGHTS licensed to NITROMED, UNIVERSITY shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

     9.3 In the event that litigation against NITROMED is initiated by a third-party charging NITROMED with infringement of a patent of the third party as a result of the manufacture, use or sale by NITROMED of PRODUCT covered by PATENT RIGHTS, NITROMED shall promptly notify UNIVERSITY in writing thereof. NITROMED's costs as to any such defense shall be creditable against any and all payments due and payable to UNIVERSITY under Paragraph 8.1 of this Agreement but, subject to Paragraph 8.2(a) no royalty payment after taking into consideration any such credit under this Paragraph 9.3 shall be reduced by more than [**]%.

     9.4 In the event of a judgment in any suit in which a court of competent jurisdiction rules that the manufacture, use or sale by NITROMED of PRODUCT covered by a PATENT RIGHT has infringed on a third-party's patent requiring NITROMED to pay damages or a royalty to said third party, or in the event of a settlement of such suit requiring damages or royalty payments to be made, payments due to UNIVERSITY under Paragraph 8.1 of this Agreement arising from the applicable PRODUCT shall be correspondingly reduced by the amounts due under the requirement of such judgment or under the terms of such settlement. However, subject to Paragraphs 8.2(a) the royalty payment after taking into consideration any such reduction under this Paragraph 9.4 shall not be reduced by more than [**]%.

     9.5 In any infringement suit either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs of UNIVERSITY incurred in connection with rendering cooperation requested by NITROMED shall be paid by NITROMED.

SECTION 10: WARRANTIES.

     10.1 Each of UNIVERSITY and NITROMED warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

     10.2 UNIVERSITY warrants and represents that the named inventors have assigned the PATENT RIGHTS tabulated in Appendix B to UNIVERSITY, that it has not licensed or assigned any right or interest in or to INVENTIONS and PATENT RIGHTS to any third party; it has the right to grant the rights granted hereunder; that the granting of such rights does not require the consent of a third party; that there are and will be no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement, and that all INVESTIGATORS performing SPONSORED RESEARCH PROGRAM will be obligated to assign to UNIVERSITY, the ownership of INVENTIONS and corresponding PATENT RIGHTS.

     SECTION 11:  INDEMNIFICATION, INSURANCE, AND LIABILITY.

     11.1 UNIVERSITY shall promptly notify NITROMED of any claim or threatened claim under this Paragraph 11.1, NITROMED shall defend, indemnify and hold harmless UNIVERSITY, and its trustees, officers, employees, agents, and students and their respective successors, heirs and assigns (the "Indemnitees"), against any and all liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) that may be incurred by or imposed upon the indemnitees, or any of them, in connection with any third party, claim, suit, demand, action or judgment arising out of the following:

     (a) the design, production, manufacture, sale, use in commerce, lease, or promotion by NITROMED or by an AFFILIATE or SUBLICENSEES of NITROMED of any product, process or service relating to or developed pursuant to this Agreement; or

     (b)    any other activities to be carried out pursuant to this Agreement.

NITROMED's indemnity under (b) shall not apply to any liability, damage, loss or expense to the extent that it is attributable to the negligence or willful misconduct of the Indemnitees. NITROMED shall have full right and authority to control the defense, compromise, or settlement of any such claim and UNIVERSITY shall fully cooperate with all reasonable requests of NITROMED with respect thereto.

     NITROMED agrees at its own expense, to provide attorneys reasonably acceptable to the UNIVERSITY to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. NITROMED shall have the right to control the defense, settlement or compromise of any such action.

     UNIVERSITY shall notify NITROMED promptly of any claim or threatened claim under this Paragraph 11.1 and shall fully cooperate with all reasonable requests of NITROMED with respect thereto.

     This Paragraph 11.1 shall survive expiration or termination of this agreement.

     11.2 UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE RESEARCH OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT, OR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT.

     11.3 At such time as any product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by NITROMED, its AFFILIATES or SUBLICENSEES, NITROMED shall at its sole expense, procure and maintain for itself (or, in the alternative for UNIVERSITY) policies of comprehensive general liability insurance in amounts not less than $2, 000, 000 per incident and $2, 000, 000 in the annual aggregate and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for NITROMED's indemnification under this Agreement. If NITROMED elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250, 000 annual aggregate) such self-insurance program must be acceptable to UNIVERSITY's Risk Management Office. The minimum amounts of insurance coverage required under this section shall not be construed to create a limit of NITROMED's liability with respect to its indemnification hereunder. NITROMED shall provide UNIVERSITY with written evidence of such insurance upon request of UNIVERSITY. NITROMED shall provide UNIVERSITY with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if NITROMED does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, UNIVERSITY shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods. NITROMED shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during the period that any product, process or service relating to, or developed pursuant to this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by NITROMED, its AFFILIATES or licensees, and for a reasonable period of not less than fifteen (15) years after it has ceased commercial distribution or sale of any such product, process or service.

     SECTION 12: ASSIGNMENT; SUCCESSORS.

     12.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that NITROMED without the consent of UNIVERSITY may assign this Agreement to an AFFILIATE or to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates.

     12.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of NITROMED and UNIVERSITY. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

     SECTION 13: TERMINATION.

     13.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Paragraph 13.2 or 13.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until the expiration of the last to expire PATENT RIGHT, at which time NITROMED shall have a fully paid-up license.

     13.2 Except as qualified by Paragraph 13.7, NITROMED shall have the right to terminate any or all licenses under one or more PATENT RIGHTS in one or more countries upon sixty (60) days prior written notice.

     13.3 Except as provided in Paragraph 5.6, upon material breach of any material provisions of this Agreement other than by reason of Force Majeure, by either party to this Agreement (including, but not limited to, the non-payment of royalties), in the event the breach is not cured within sixty (60) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this Agreement or any affected RESEARCH PROPOSAL or affected license hereunder, provided that such other party is not then in material breach of this Agreement. In the event a party's breach affects only a SPONSORED RESEARCH PROGRAM or license hereunder, the termination shall be limited to such affected RESEARCH PROPOSAL or license, and the parties' obligations with respect thereto, and such termination will not affect the rights and obligations of the parties under other RESEARCH PROPOSALS or licenses granted herein.

     13.4 Upon any termination of this Agreement or any license under this Agreement NITROMED, at its option, shall be entitled, as a licensee under this Agreement, to finish any work-in-progress which is completed within six (6) months of such termination and to sell any completed inventory of a PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as NITROMED pays to UNIVERSITY the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

     13.5 In the event that this Agreement and/or the rights and licenses granted under this Agreement to NITROMED are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between UNIVERSITY and the SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound to UNIVERSITY under such terms and conditions within thirty (30) days after UNIVERSITY provides written notice to the SUBLICENSEE of the termination of NITROMED's rights and licenses under this Agreement.

     13.6   The obligations of Sections 6 and 11 and of Par. 13.1, 13.4, 13.5,
13.6 and 13.8 of this Agreement shall survive any termination of this Agreement.

     13.7 Unless otherwise agreed to in a RESEARCH PROPOSAL, NITROMED may terminate funding of any SPONSORED RESEARCH PROGRAM effective at any time on or after the first anniversary thereof by giving UNIVERSITY three (3) months' prior written notice of NITROMED's election to terminate.

     13.8 In the event PRINCIPAL INVESTIGATOR is no longer available or able to continue direction of a SPONSORED RESEARCH PROGRAM, UNIVERSITY shall promptly notify NITROMED and may nominate a replacement; if UNIVERSITY does not nominate a replacement within sixty (60) days or if that replacement is unsatisfactory to NITROMED, NITROMED may immediately terminate funding of such SPONSORED RESEARCH PROGRAM. For a period of six (6) months, NITROMED shall continue funding of such SPONSORED RESEARCH PROGRAM in accordance with the RESEARCH PROPOSAL therefor to the extent required to fund any non-terminable and non-reducible funded amounts thereunder.

     13.9 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Except as otherwise provided in any RESEARCH PROPOSAL, upon any termination, UNIVERSITY shall be entitled, without limitating any rights of the UNIVERSITY provided elsewhere herein, to be compensated for all reasonable expenses and uncancellable commitments incurred as of the effective date of termination, not to exceed the total contract amount stated in the applicable RESEARCH PROPOSAL(S).

     SECTION 14: GENERAL PROVISIONS.

     14.1 The relationship between UNIVERSITY and NITROMED is that of independent contractors. UNIVERSITY and NITROMED are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. UNIVERSITY shall have no power to bind or obligate NITROMED in any manner. Likewise, NITROMED shall have no power to bind or obligate UNIVERSITY in any manner.

     14.2 Any matter or disagreement under Paragraph 5.6 or Paragraph 8.1 which this Agreement specifically specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement. The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise. If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the arbitrator shall be final and binding.

Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Boston, MA, or such other place as may be mutually agreed upon in writing by the parties.

     14.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

     14.4 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to its choice of law principles.

     14.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

     14.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

     14.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given and delivered upon the earlier of
(i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) on the day when sent by facsimile as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated:

To NitroMed:                 NitroMed, Inc.
                             One Kendall Square
                             Bldg. 100
                             Cambridge, Mass. 02139
                             Attn: Ms. Maria Marmarinos

Copy to:                     Carella, Byrne, Bain, Gilfillan,
                             Cecchi, Stewart & Olstein
                             6 Becker Farm Road
                             Roseland, New Jersey 07068
                             Fax no. (201) 994-1744
                             Attn: Elliot M. Olstein, Esq.

To University:
Regarding a Sponsored Research Program:
                             Office of Sponsored Programs
                             Boston University School of Medicine
                             80 East Concord Street
                             Boston, Mass. 02118
                             Attn: Anne DerHagopian

Regarding Licensing:
                             Office of Patent and Technology Administration Boston University School of Medicine
                             80 East Concord Street
                             Boston, Mass 02118
                             Attn: Lawrence Gilbert

     14.8 Neither party shall use the name of the other party or of any investigator in any advertising or promotional material without the prior written approval of the other. NITROMED may utilize the name of UNIVERSITY and/or PRINCIPAL INVESTIGATOR without prior written approval in connection with a disclosure in a financing or an offering of securities, provided, however, that NITROMED shall advise UNIVERSITY of such use. NITROMED may and UNIVERSITY shall, however, acknowledge NITROMED's support for the investigations being pursued under this Agreement. In any public statements or disclosures, the relationship of the parties shall be accurately and appropriately described.

     14.9 To the extent of any conflict in terms, the provisions of any RESEARCH PROPOSAL incorporated herein as part of Appendix A shall supersede the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

NITROMED, INC.                    TRUSTEES OF BOSTON UNIVERSITY


By:  /s/ Manuel Worcel            By: /s/ Janis Roberts
     --------------------------       --------------------------------------

Name: Manuel Wocel                Name: Janis Roberts
      -------------------------         ------------------------------------

Title: President & CEO            Title: Executive Director of Financial Affairs
       ------------------------          ---------------------------------------

                                  By: /s/ Aram Chobanian
                                      --------------------------------------

                                  Name: Aram V. Chobanian
                                        ------------------------------------

                                  Title: Dean, School of Medicine
                                         -----------------------------------

                                  Name: Richard Towle
                                        ------------------------------------

                                  Title: Vice President, for Administrative
                                         ----------------------------------
                                         Services
                                         --------

                                  By:  /s/ John E. Bagalay, Jr.
                                       -------------------------------------

                                  Name: John E. Bagalay, Jr.
                                        ------------------------------------

                                  Title: Assistant Treasurer
                                         -----------------------------------

                                   APPENDIX A
                                       to
                         RESEARCH AND LICENSE AGREEMENT
                               Dated June 1, 1993
                                     between
                          TRUSTEES OF BOSTON UNIVERSITY
                                       and
                                 NITROMED, INC.


                                RESEARCH PROPOSAL


PRINCIPAL INVESTIGATOR:  Joseph Loscalzo, M.D.

FIELD OF RESEARCH:

     Cardiovascular, gastrointestinal, and pulmonary research, and research relating to erectile dysfunction and ureteral relaxation, utilizing nitric oxide compounds, nitrosothiols, nitrosoproteins, other nitrosylated compounds and/or agonists and antagonists thereof, and other compounds which mediate nitric oxide.

SPONSORED RESEARCH PROGRAM:

     The SPONSORED RESEARCH PROGRAM is described in Exhibit 1 attached to this RESEARCH PROPOSAL.

TERM OF RESEARCH PROPOSAL:

     This RESEARCH PROPOSAL shall commence on January 1, 1994 ("COMMENCEMENT DATE") and shall continue in effect until the expiration of the "EQUIPMENT LEASE" as defined below, unless sooner terminated by either party as provided in Section 13 of the Research and License Agreement.

FUNDING OF RESEARCH PROPOSAL:

     1. ANNUAL RESEARCH GRANT (EXCLUSIVE OF LEASED EQUIPMENT FUNDING): The annual research grant to be provided by NITROMED for the first AGREEMENT YEAR (12-month period commencing on the COMMENCEMENT DATE) shall be in a total amount of [**] dollars ($[**]) as provided in the Budget attached to this RESEARCH PROPOSAL as Exhibit 2. Budgets for subsequent years shall be determined and approved by the parties in accordance with Section 2 of the Research and License Agreement and shall thereupon be attached and incorporated into Exhibit 2 hereto.

     2. EQUIPMENT FUNDING: Funding for the equipment ("EQUIPMENT") listed in the Equipment List appended hereto as part of Exhibit 3 shall be provided by NITROMED under the terms of the Lease Agreement and BancBoston Leasing Co. Proposal Letter between the UNIVERSITY and BancBoston Leasing Co. attached hereto as part of Exhibit 3 and the Equipment Schedules which shall be executed between the UNIVERSITY and BancBoston Leasing Co. pursuant thereto ("EQUIPMENT LEASE") as follows:

     NITROMED shall be responsible for funding the UNIVERSITY's total costs of leasing the EQUIPMENT on the terms and conditions (including a 36-month term for each Equipment Schedule) set forth in the EQUIPMENT LEASE. NITROMED shall pay to the UNIVERSITY the amounts payable by the UNIVERSITY as lessee under the EQUIPMENT LEASE. A monthly payment from NITROMED to the UNIVERSITY shall be due and payable ten (10) days in advance of the first day of each month in which payment is required to be made by the UNIVERSITY as specified in the EQUIPMENT LEASE. The UNIVERSITY will provide NITROMED with a copy of each Equipment Schedule when executed under the EQUIPMENT LEASE, evidencing the date and amount of payment due from the UNIVERSITY to BancBoston Leasing Co. thereunder.

     Payments shall be made by wire transfer to State Street Bank and Trust Company, Trustees of Boston University Concentration Account #0729-820-1,
     Reference: NitroMed lease, ABA # 011-0000-28.

     In the event that this RESEARCH PROPOSAL, the SPONSORED RESEARCH PROGRAM or funding for the SPONSORED RESEARCH PROGRAM shall be terminated as provided in the Research and License Agreement by either party prior to the end of the EQUIPMENT LEASE, then, at the option of the UNIVERSITY, which shall be exercised by written notice to NITROMED within thirty (30) days after such termination, either

     (i) the UNIVERSITY shall fund the remainder of the EQUIPMENT LEASE and shall own the EQUIPMENT at the end of the LEASE, and NITROMED shall have no further obligation under this RESEARCH PROPOSAL with respect to the EQUIPMENT,

     or

     (ii) NITROMED shall fund the remainder of the EQUIPMENT LEASE in accordance with the terms of this RESEARCH PROPOSAL, and at the end of the LEASE, the UNIVERSITY shall transfer to NITROMED its title to the EQUIPMENT. Under this option, the UNIVERSITY, during the remainder of the LEASE term, shall retain possession of and may use the EQUIPMENT, shall use best efforts to maintain the EQUIPMENT in good working condition, and the UNIVERSITY shall relinquish possession to NITROMED, at its request, at the end of the LEASE term. THE UNIVERSITY HEREBY DISCLAIMS ALL WARRANTIES WHATSOEVER, EXPRESS OF IMPLIED, WITH RESPECT TO THE EQUIPMENT, WHICH WOULD BE TRANSFERRED UNDER THIS

            OPTION "AS IS - WHERE IS" NITROMED would be solely responsible for the removal of the EQUIPMENT from the UNIVERSITY'S premises.

     Further, the UNIVERSITY may exercise option (1) above with respect to selected items of EQUIPMENT and option (ii) with respect to other selected items of EQUIPMENT. In the event that the UNIVERSITY so opts to allocate EQUIPMENT items between options (i) and (ii), then the costs of leasing the items of EQUIPMENT shall be allocated between options (1) and (ii), PRO RATA, based on the aggregate cost (at time of the lessor's purchase) of the items of EQUIPMENT allocated by the UNIVERSITY to each option, such values being as specified in the Equipment Schedules in Exhibit 3.

     If, as a result of any failure by NITROMED to make timely payment of EQUIPMENT funding hereunder, the UNIVERSITY defaults in any of its obligations under the EQUIPMENT LEASE, then NITROMED shall indemnify, hold harmless and defend the UNIVERSITY from any liability or expense resulting from any such default by the UNIVERSITY under the EQUIPMENT LEASE.

     In the event that the UNIVERSITY should default under the lease, and such default should not be caused by a default by NITROMED, then NITROMED shall have no obligation to make any payment which may become duo and payable under the LEASE as a result of such default by the UNIVERSITY.

IN WITNESS WHEREOF, the parties have executed this RESEARCH PROPOSAL as of the COMMENCEMENT DATE set forth above.

NITROMED, INC.                    TRUSTEES OF BOSTON UNIVERSITY

By:  /s/ Manuel Worcel            By: /s/ Janis Roberts
     --------------------------       --------------------------------------

Name: Manuel Worcel, MD           Name: Janis Roberts
      -------------------------         ------------------------------------

Title: President, CEO             Title: Executive Director of Financial Affairs
       ------------------------          ---------------------------------------

                                  By: /s/ Aram V. Chobanian
                                      --------------------------------------
                                      Aram V. Chobanian
                                      Dean, School of Medicine


                                  By: /s/ Richard Towle
                                      --------------------------------------
                                      Richard Towle, Vice President
                                      for Administrative Services

                                  By: /s/Joseph Loscalzo
                                      --------------------------------------
                                      Joseph Loscalzo, M.D.
                                      Principal Investigator

                                    EXHIBIT 1

In the cardiovascular arena, we plan to:

     --evaluate the effects of [**]--evaluate the effects of [**]; and

     --evaluate the effects of [**].

In the gastrointestinal arena, we plan to:

     --evaluate the effects of [**]; and

     --evaluate the effects of [**].

In the pulmonary arena, we plan to:

     --evaluate the effects of [**]; and

     --evaluate the effects of [**].

                                    EXHIBIT 2
                            LOSCALZO-NITROMED BUDGET

Cardiovascular
   Personnel
      Technician (1)                                                    [**]
      Postdoc (1)                                                       [**]
   Supplies                                                             [**]

   Animals                                                              [**]

   Total Direct Costs                                                   [**]
   Total Indirect Costs ([**]%)                                         [**]
TOTAL                                                                   [**]

Gastrointestinal

   Personnel
      Postdoc (1)                                                       [**]
      Technician (1)                                                    [**]

   Supplies                                                             [**]

      Animals (for hepatocytes)                                         [**]

      Total Direct Costs                                                [**]
      Total Indirect Costs ([**]%)                                      [**]

TOTAL                                                                   [**]

Pulmonary
   Personnel
      Technician (1)                                                    [**]
   Supplies                                                             [**]

   Animals                                                              [**]

   Total Direct Costs                                                   [**]
   Total Indirect Costs                                                 [**]

TOTAL                                                                   [**]

GRAND TOTAL                                                            $[**]

                                    EXHIBIT 3

                       EQUIPMENT LIST AND EQUIPMENT LEASE

           LOSCALZO PROJECT - CABR - ITEMIZED LIST OF PURCHASE ORDERS

                                        VENDOR
  P.O. NUMBER                        DESCRIPTION                    AMOUNT                      DELIVERY
------------------              -------------------------    ----------------              ---------------------
MC113853XDB                     Fisher Scientific            $   2050.66                   10 day delivery
                                Circulating Bath
MC113833XDB                     Grass Instrument             $   8875.00                   60 day delivery
                                Benchtop polygraph
MC113844NDB                     Pie Medical Systems          $ 27,133.00                   overseas shipment*
                                License and software
MC113821XDB                     Carl Zeiss Inc. Microscopy   $ 19,845.00                   6 week delivery
                                system
MC113822XDB                     Applied Biosystems           $ 11,447.50                   2 week delivery
                                Geneamp PCR system
MC113823XDB                     Pharmacia Biotech Smart      $ 89,054.00                   3 week delivery
                                system/Microtech
MC113825XDB                     Perimed Inc.                 $ 19,500.00                   2 week delivery
                                PF4 Master
MC113826XDB                     PO-NE-MAH Inc.               $ 29,184.00                   60 day delivery
                                Eight channel digital
                                system
MC113726XDB                     PO-NE-MAH Inc.               $ 25,179.00                   60 day delivery
                                Eight channel digital
                                system
MC113836XDB                     Cole-Parmer Co.              $  1,598.00                   5 day delivery
                                Digital fluid pump
MC113838XDB                     Merck Research Lab           $ 40,000.00                   Immed. delivery**
                                Cardiometrics Floamp
MC113839XDB                     Gould Electronics            $ 41,326.00                   60 day delivery
                                8 channel thermal pen
MC11384XDB                      Texas A & M Univ.            $  6,770.00                   12 week delivery
                                Velocimeter
MC113841XDB                     Vista Electronics            $  6,550.00                   120 day delivery
                                Image shearing device
MC113842XDB                     ALS Computer                 $  8,102.45                   1 week delivery
                                ALS 486DX2 system
MC113843XDB                     ALS Computer                 $ 17,008.00                   1 week delivery
                                Apple Quadra
MC113837XDB                     CVIS                         $ 90,000.00                   30 day delivery
                                Insight system
MC113824XDB                     Sony Electronics             $ 26,500.00                   2 week delivery
                                Cinc Video System

*Vendor located in Holland exact charges and delivery time not available **J. Vita already using equipment

Note:  All purchase order amounts include estimated freight charges

BancBoston Leasing


                                January 19, 1994


Mr. Martin J. Howard
Vice President Financial Affairs
Boston University
881 Commonwealth Avenue
Boston, MA 02215

Dear Marty:

BancBoston Leasing Inc., an affiliate of The First National Bank of Boston, is pleased to present the following outlined description of a proposed lease purchase structure:

LESSEE:                     Trustees of Boston University
                            Boston, MA 02215

LESSOR:                     BancBoston Leasing Inc.
                            100 Federal Street
                            Boston, MA 02110

EQUIPMENT:                  Medical Research Equipment (Loscalzo Project)

EQUIPMENT COST:             Approximately $500,000

EQUIPMENT LOCATION:         Lessee address (or as specified)

DELIVERY AND ACCEPTANCE:    The equipment will be delivered and accepted for
                            lease no earlier than finalization of lease documentation and no later than December 31, 1994.

MINIMUM TAKEDOWN:           $25,000 of equipment cost.

LEASE TERM:                 Three (3) years.

LEASE PAYMENTS:             Thirty-six (36) consecutive monthly payments payable
                            monthly in advance, at a rate to be established at time of takedown, 200 basis points above our cost of funds. Based upon our present cost of funds of 4.23%, the rate would be 6.23%, resulting in a monthly factor of $30.37 per $1,000 of equipment cost.

TYPE OF LEASE:              Net lease transaction whereby Lessee shall be
                            responsible for the payment of taxes (other than Lessor's income taxes), insurance and maintenance and all other costs in connection with the equipment and its operation. Taxes are invoiced by the Lessor at the time they are due and payable. Lessee shall provide evidence of physical damage and liability insurance with endorsements in amount acceptable to the Lessor prior to the delivery of the equipment.

DISPOSITION OF              Upon expiration of the term of the lease, Lessor
EQUIPMENT:                  shall transfer title to the equipment to the Lessee,
                            provided that the total rent has been paid and the Lessee is not otherwise in default.

COVENANTS:                  The credit approval and acceptance of the terms
                            outlined in this proposal may be contingent upon covenants including various financial covenants required by the Lessor's credit committee. Any required covenants will be included in documentation mutually acceptable to Lessor and Lessee.

COMMITMENT                  The credit approval and acceptance of the terms
PERIOD:                     outlined in this proposal, if granted, shall remain
                            in effect for the period specified under Delivery and Acceptance, but in no event, not longer than one
                            (1) year from the date of this proposal and subject to no material adverse change in the financial condition of the Lessee.

PROPOSAL                    This lease proposal outlined herein shall remain in
EXPIRATION DATE:            effect for fifteen (15) days from the date of this
                            proposal.

This proposal is not an agreement or commitment to provide a lease purchase. The Lessor's obligation to provide the proposed lease purchase is subject to an agreement between Lessor and Lessee and other material terms of the proposed lease purchase, the obtaining of all prior approvals by Lessor, including credit committee approval, and the execution of documentation mutually acceptable to Lessor and Lessee.

If the above terms and conditions are acceptable, please acknowledge your acceptance below and return this letter.

Thank you for the opportunity to present our proposal and we look forward to a long and mutually beneficial relationship.

                            Sincerely,

                            BANCBOSTON LEASING INC.
                            /s/ Richard Dowd

                            Richard P. Dowd
                            Assistant Vice President

AWARD ACKNOWLEDGMENT

This proposal is acceptable to us,
and this financing is awarded to
BancBoston Leasing Inc.

By: /s/ Martin Howard
   -----------------------------------
        Assistant Treasurer

Date:        1/28/94
     ---------------------------------

cc:     Elliot Klein

                           LEASE AGREEMENT NO. BU/90M1

     This Lease Agreement is made as of the 30th day of November, 1990, between TRUSTEES OF BOSTON UNIVERSITY, a Massachusetts corporation, with its principal financial office located at 881 Commonwealth Avenue, Boston, Massachusetts 02215 (the "Lessee"), and BANCBOSTON LEASING INC., a Massachusetts corporation, with its principal office located at 100 Federal Street, Boston, Massachusetts 02110 (the "Lessor"). The parties hereto agree as follows:

     1.     Lease:

     Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Equipment (the "Equipment") described in Equipment Schedule(s) attached hereto. Any reference to "Lease" shall mean this Lease Agreement, the Equipment Schedule(s) and Rider(s) thereto, if any.

     2.     Definitions:

            (a) The "Installation Date" means the date determined in accordance with the applicable Equipment Schedule.

            (b) The "Commencement Date" means as to the Equipment designated on any Equipment Schedule where the Installation Date for such Equipment falls on the first day of the month, that date, or in any other case the first day of the month following the month in which such Installation Date falls.

            (c) The "Daily Rental" means 1/30th of the amount set forth as the monthly rental in the applicable Equipment Schedule.

     3.     Term of Lease:

     The term of this Lease, as to all Equipment designated on any Equipment Schedule, shall commence on the Installation Date for such Equipment, and shall continue for an initial period ending that number of months from the Commencement Date as is specified on the applicable Equipment Schedule (the "Initial Term").

     4.     Rental:

     The monthly rental payable hereunder is as set forth in the Equipment Schedule(s). Rental shall begin to accrue on the Installation Date and shall be due and payable by Lessee monthly and in advance on the first day of each month. If the Installation Date does not fall on the first day of a month, the rental for that period of time from the Installation Date until the Commencement Date shall be an amount equal to the Daily Rental multiplied by the number of days from (and including) the Installation Date to (but not including) the Commencement Date and shall be due and payable on the Installation Date. In addition to the monthly rental set forth in the Equipment Schedule(s), Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease or on the Equipment or on its purchase for lease hereunder, or on its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith (if such penalties or interest arise by reason of a delay in payment attributable to Lessee and not to Lessor) or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Personal property taxes assessed on the Equipment during the term hereof shall be paid by Lessee. Lessee agrees to file, on behalf of Lessor, all required property tax returns and reports concerning the Equipment with all appropriate governmental agencies, and, within not more than 30 days after the due date of such filing to send Lessor confirmation of such filing.

     Notwithstanding the provisions of this Section, but subject to the next succeeding sentence, Lessee shall have no obligations with respect to the payment of taxes so long as Lessee maintains its status as a tax-exempt entity with respect to such taxes. Notwithstanding the preceding sentence, Lessee shall be responsible for any and all taxes which are imposed on this Lease or on the Equipment (a) without regard to Lessee's status as a tax-exempt entity or (b) by any state which does not recognize Lessee's tax-exempt status or the tax-exempt status of this Lease or the Equipment.

     5.     Installation, Use and Quiet Possession of Equipment:

            (a) Lessee shall be entitled to unlimited usage of the Equipment without extra charge by Lessor.

            (b) Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the applicable Equipment Schedule without the prior written consent of Lessor (said consent not to be unreasonably withheld).

            (c) After prior notice to Lessor, Lessee may make, or cause to be made on its behalf, at its own expense, any improvement, modification or addition to the Equipment unless such modification or addition decreases the value of the Equipment and provided, however, that any such improvement, modification or addition is readily removable without causing damage to or impairment of the functional effectiveness of the Equipment. To the extent that such improvement, modification or addition is not so removable, it shall immediately become the property of Lessor and thereupon shall be considered Equipment for all purposes of this Lease Agreement.

            (d) So long as Lessee is not in default hereunder, Lessor shall not interfere with Lessee's use or possession of the Equipment during the term of this Lease.

            (e) Lessee shall, during the term of this Lease, at its expense, keep the Equipment in good working order and condition and make all necessary adjustments, repairs and replacements and shall not use or permit the Equipment to be used in any manner or for any purpose for which, in the opinion of the Manufacturer, the Equipment is not designed or reasonably suitable.

            (f) Upon the expiration of the Lease Term and provided that no Event of Default as defined in Section 9 below, has occurred or is continuing, Lessor shall transfer title to the Equipment to Lessee "AS IS," "WITH ALL FAULTS," and WITH NO WARRANTIES WHATSOEVER (except as to title), EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MEACHANTAB1LITY OR FITNESS FOR USE OR FOR PARTICULAR PURPOSE. Lessor shall deliver to Lessee a bill of sale and other documents as may be required to transfer title to the Equipment free and clear of any liens, claims, encumbrances restrictions or title defects arising through Lessor.

     6.     Leasehold Rights and Inspection:

            (a) The Equipment shall remain personalty regardless of the manner in which it may be installed or attached. Lessee shall, at Lessor's request, affix to the Equipment, tags, decals or plates furnished by Lessor, indicating Lessor's ownership and Lessee shall not permit their removal or concealment.

            (b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except for liens or encumbrances arising through the actions or omissions of Lessor or any person or entity claiming through or under Lessor. Lessee shall not assign or otherwise encumber this Lease or any of its rights hereunder or sublease the Equipment without the prior written consent of Lessor (said consent not to be unreasonably withheld) except that Lessee may assign this Lease or sublease the Equipment to its parent or any subsidiary corporation or to a corporation which shall have acquired all or substantially all of the property of Lessee by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

            (c) Lessor or its agents shall have free access to the Equipment at all reasonable times for the purpose of inspection and for any other purpose contemplated in this Lease.

            (d) Lessee shall immediately notify Lessor of all details concerning any damage to, or loss of, the Equipment arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Equipment.

     7.     No Warranties By Lessor:

     Lessee represents that, at the Installation Date thereof. It shall have (a) thoroughly inspected the Equipment; (b) determined for itself that all items of Equipment are of a size, design, capacity and manufacture selected by it; and
(c) satisfied itself that the Equipment is suitable for Lessee's purposes. LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the Manufacturer or to suppliers of the Equipment for any and all warranty claims. Any and all warranties and indemnities made by the Manufacturer or the supplier of Lessor are) to the extent to which the same may be assignable, hereby assigned to Lessee for the term of the applicable Equipment Schedule. Lessee agrees that Lessor shall not be responsible for the delivery, installation, maintenance, operation or service of the Equipment or for delay or inadequacy of any or all of the foregoing. Lessor shall not be responsible for any direct or consequential loss or damage resulting from the installation, operation or use of the Equipment.

     8.     Indemnities; Payment of Taxes:

     8.1 Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its agents, employees, successors an assigns from and against any and all claims, actions, suits proceedings, costs, expenses, damages and liabilities whatsoever arising out of or in connection with the manufacture, ordering, selection, specifications, availability, delivery, titling, registration, rejection, installation, possession, maintenance, ownership, use, operation or return of the Equipment including, but not limited to, any claim or demand based upon any STRICT OR ABSOLUTE LIABILITY IN TORT and upon any infringement or alleged infringement or any patent, trademark, trade secret, license, copyright or otherwise, except to the extent any of the foregoing arises out of or in connection with any negligent or wrongful act or omission of Lessor, or any of its directors, officers, agents, employees, successors or assigns. All costs and expenses incurred by Lessor in connection with any of the foregoing (but subject to the foregoing exceptions) including, not limited to, reasonable legal fees, shall be paid by Lessee on demand.

     8.2 Lessee hereby agrees to indemnify, defend and hold Lessor harmless against all Federal, state and local taxes, assessments, licenses, withholdings, levies, imposts, duties, assessments, excise taxes, registration fees and other governmental fees and charges whatsoever, which are imposed, assessed or levied on or with respect to the Equipment or its use or related in any way to this Lease Agreement ("Tax Assessments"), except for taxes on or measured by the net income of Lessor. Lessee shall file all returns, reports or other such documents required in connection with the Tax Assessments and shall provide Lessor with copies thereof. If, under local law or custom, Lessee is not authorized to make the filings required by a taxing authority, Lessee shall notify Lessor in writing and Lessor shall thereupon file such returns, reports or documents and upon Lessee's written request shall provide Lessee with copies thereof. Without limiting any of the foregoing, Lessee shall indemnify, defend and hold Lessor harmless from all penalties, fines, interest payments, claims and expenses including, but not limited to, reasonable legal fees, arising from any failure of Lessee to comply with the requirements of this Section 8.2 Notwithstanding anything in this Lease to the contrary, Lessee shall have no obligations under this Section 8.2 with respect to any Tax Assessments, including but not limited to any penalties, fines, interest payments, claims and expenses, to the extent that such Tax Assessments arise solely out of or in connection with any negligent or wrongful act or omission of Lessor, or any of its directors, officers, agents, employees, successors or assigns.

     8.3 Notwithstanding anything in this Lease to the contrary, Lessor hereby agrees to indemnify, defend and hold harmless Lessee, its trustees, employees, successors and assigns from and against any and all claims, actions, suits proceedings, costs, expenses, damages and liabilities to the extent arising solely out of or in connection with the negligent or wrongful act or omission of Lessor or any of its directors, officers, agents, employees, successors or assigns with respect to the Equipment or this Lease Agreement.

     8.4    Notwithstanding anything to the contrary, Lessee's obligations under
Section 8.2 above are subject to the last paragraph of Section 4 of the Lease, and Lessee's obligations under Section 8.1 and 8.2 above are subject to the following conditions: (a) Lessee shall have received timely written notice of and (b) Lessee shall have the right to control the defense, including but not limited to the settlement of any claim, demand, action, suit, proceeding, cost, expense, damage or liability pursuant to Sections 8.1 and 8.2

     8.5    Notwithstanding anything to the contrary, Lessor's obligations under
Section 8.3 above are subject to the following conditions: (a) Lessor shall have received timely written notice of and (b) Lessor shall have the right to control the defense, including but not limited to the settlement of any claim, demand, action, suit, proceeding, cost, expense damage or liability pursuant to Section 8.3.

     8.6    The obligations and indemnities of Lessee and Lessor under this
Section 8 for events occurring or arising during the Initial Term or any Extended Term shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease Agreement.

     9.     Risk of Loss on Lessee:

            (a) Beginning on the Installation Date thereof and continuing until the end of the Initial Term. Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, howsoever caused. During the term of this Lease as to any Equipment Schedule, Lessee shall, at its own expense, keep in effect all risk and public liability insurance policies covering the Equipment designated in each Equipment Schedule. The public liability insurance policy shall be in such amount as is reasonably acceptable to Lessor. The all risk insurance policy shall be for an amount not less than the replacement cost of the Equipment. Lessor, its direct or indirect successors and assigns and/or such other party as may be designated by any thereof to Lessee, who shall have an equity interest or security interest in this Lease Agreement. Equipment Schedule(s) or the Equipment, shall be named as additional insureds on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor no later than the Installation Date set forth in the Equipment Schedule(s) and, from time to time, thereafter as Lessor may request. Such policies shall provide that no less than ten days written notice shall be given Lessor prior to cancellation of such policies for any reason.

            (b) If any item of Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment or for any other reason, Lessee shall give to Lessor immediate notice thereof and this Lease shall continue in full force and effect without any abatement of rental unless and until it is terminated as provided herein. Lessee shall determine, within twenty (20) days after the date of occurrence of such damage or destruction, whether such item of Equipment can repaired. In the event Lessee determines that the item of Equipment cannot be repaired, Lessee at its expense shall prompt replace such item of Equipment and convey title to such replacement to Lessor free and clear of all liens and encumbrances and this Lease shall continue in full force and effect as though such damage or destruction had not occurred. Subject to the rights of any insurer, Lessee shall have title to any item of Equipment that has been replaced. In the event Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired. All proceeds of insurance received by Lessor, the designated loss payee, or Lessee under the policy referred to in the preceding paragraph of this Section shall be given to Lessee following the receipt by Lessor of either evidence that the Equipment has been satisfactorily repaired or replaced or the Termination Value (as hereinafter defined) and so long as Lessee shall not be in default of its obligations hereunder. In lieu of repairing or replacing the item(s) of Equipment, Lessee shall have the right, upon notice to Lessor, to purchase any item(s) of Equipment and terminate the Equipment Schedule, in whole or in part as the case may be, as of the first day of the month following such notice in accordance with and subject to the conditions (other than the notice period) set forth in Section 13 of the Lease.

     10.    Events of Default and Remedies:

     The occurrence of any one of the following shall constitute an Event of Default hereunder:

            (a) Lessee fails to pay any installment of rent within seven (7) days the same becomes due and payable.

            (b) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein.

            (c) Lessee shall fail to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for thirty (30) days after written notice thereof to Lessee by Lessor or the then assignee hereof.

            (d) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of the petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

            (e) Within 30 days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within 30 days after the appointment without Lessee s consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

     Upon the occurrence of an Event of Default, Lessor may at its option do any of the following provided there is no duplication of recovery, (i) by notice to Lessee terminate this

Lease as to any or all Equipment Schedules; (ii) whether or not this Lease is terminated as to any or all Equipment Schedules, take possession of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lessor may cause Lessee and Lessee hereby agrees, to return said Equipment to Lessor as provided in this Lease; (iii) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the present value of all monies to be paid by Lessee during the remaining Initial Term or any successive period then in effect, calculated by discounting at the rate set forth on the applicable Equipment Schedule as the discount rate annum compounded monthly, which payment shall become immediately due and payable; and
(iv) after reasonable written notice to Lessee, sell, dispose of, hold, use or lease the Equipment in a commercially reasonable manner, however, Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by Lessor.

     In the event that Lessee shall have first paid to Lessor or its assigns the liquidated damages referred to in (iii) above, the party having received such liquidated damages shall pay to Lessee, promptly after receipt thereof, all rentals or proceeds received from any sale, disposition or reletting of the Equipment during the balance of the Initial Term (after deduction of all expenses incurred in connection therewith) said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessor shall use reasonable efforts in connection with any sale, disposition or retetting of the Equipment. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor or its assigns on account of such default including but not limited to all court costs and reasonably attorney's fees. Lessee hereby agrees that, in any event, it will be liable for any deficiency after any sale, lease or other disposition of the Equipment. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

     11.    Net Lease:

     Except as otherwise specifically provided in this Lease, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease or the Equipment (including, but not limited to, transportation in and out, rigging, drayage, packing, installation and disconnect charges). Lessee hereby agrees that, in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option, pay or perform said obligation and any payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by Lessee upon demand.

     12.    Assignment:

     Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title and interest in, under or to the Equipment and this Lease and any or all sums due or to become due pursuant to any of the above, to any third party (the "Assignee") for any reason and that the Assignee may so re-assign and transfer. Lessee agrees that upon receipt of written notice from Lessor or Assignee of such assignment. Lessee shall perform all of its obligations hereunder for the benefit of Assignee and any successor assignee and, if so directed, shall pay all sums due or to become due hereunder directly to the Assignee or to any other party designated by the

Assignee. Lessee hereby covenants, represents and warrants as follows and agrees that the Assignee and any successor assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Lessee's obligations hereunder are absolute and unconditional and are not subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee for any reason whatsoever including operation of law, defect in the Equipment, failure of Lessor or Assignee to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing except that Lessee hereby expressly reserves all rights of independent recourse against Lessor or Assignee, or any other third Party for any loss, damage, or liability for which Lessor, Assignee or such other third party may be responsible; (ii) Lessee shall not look to Assignee or any successor assignee to perform any of Lessor's obligations hereunder; (iii) Lessee will not amend or modify this Agreement without the prior written consent of the Assignee and any successor assignee; and (iv) Lessee will send a copy to Assignee and any successor assignee of each notice which Lessee sends to Lessor.

     Upon receipt of notice of any such assignment, Lessee agrees to execute and deliver to Lessor such documentation as Assignee or any successor assignee may require, including but not limited to (i) an acknowledgment of, or consent to, assignment which may require Lessee to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Lease; and (ii) a Certificate of Delivery and Acceptance. Nothing contained in such documentation required by Assignee shall be in derogation of any of the rights granted to Lessee hereunder. Notwithstanding such assignment: (i) Lessor shall not be relieved of any of its obligations hereunder, and (ii) the rights of Lessee hereunder shall not be impaired.

     13.    Lessee Option to Terminate:

     Lessee shall have the option, upon four months prior written notice to Lessor, to terminate the above referenced Equipment Schedule(s) and take title to the Equipment on the first day of the month following expiration of the notice period (the "Termination Date") subject to the following conditions:

            (a) no Event of Default shall be continuing and no event which, but for the passing of time or the giving of notice or both, would have been an Event of Default, shall have occurred and be continuing on the Termination Date;

            (b) Lessor or the then assignee (if any) of said Schedule(s) shall receive the Termination Value (as defined herein), on the Termination Date.

            (c) In addition to the payment of the Termination Value, Lessee shall also pay to Lessor, upon demand, a dollar amount, if such amount is greater than zero, computed pursuant to the formula set forth below.

  L    =    (R-T) X TV X D
            --------------
                360

  L    =    amount payable to Lessor for loss.

  R    =    the effective fixed rate of interest quoted by the Treasury Division of The First National Bank of Boston ("Treasury") to Lessor on the
            Commencement Date applicable to the Equipment for funds in the amount of the Acquisition Cost of the Equipment and for a term equal to the Initial Term of lease for such Equipment.

  T    =    the effective fixed rate of interest quoted on the Termination Date by Treasury for funds in the outstanding amount of the Termination
            Value and maturing on the last day of the Initial Term of the lease for the Equipment.

  TV   =    the amount of the Termination Value for the Equipment applicable to the Termination Date.

  D    =    the number of days remaining from, but excluding, the Termination
            Date to, and including, the last day of the Initial Term of lease for the Equipment.

     In the event Lessee shall exercise the option aforesaid, Lessee shall pay to Lessor or the then assignee (if any) of said Schedule(s) on the Termination Date, a termination value ("Termination Value") as defined in Exhibit A which is attached to each Equipment Schedule, for the Termination Date.

     After the Termination Date and upon payment of the Termination Payment and the payment as set forth in subsection (c) above, if any, Lessee shall be released and discharged from all obligations with respect to said Equipment Schedule(s) which shall be required to be performed by Lessee after, but not before, the Termination Date, and title to the Equipment shall then pass to Lessee on an As-is, Where-is basis, free and clear of all liens and encumbrances arising by or through Lessor. Lessor shall deliver to Lessee a bill of sale and such other instruments as may be required to transfer and deliver to Lessee, good and marketable title to the Equipment, free and clear of all liens, claims, encumbrances, restrictions and title defects arising by or through Lessor.

     14.    Miscellaneous:

            (a) No consent or approval provided for herein shall be binding upon Lessor unless signed on its behalf by an officer of Lessor. This agreement shall be deemed to have been made in the Commonwealth of Massachusetts and shall be governed in all respects by the laws of such Commonwealth.

            (b) This Lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment, and no covenant, condition or other term or provision hereof may be waived or modified orally.

            (c) All notices to Lessor shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, to the address of the Lessor as set forth herein or to such other address as such party shall have designated by proper notice. All notices to Lessee shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, to the address of the Lessee as set forth in the applicable Equipment Schedule or to such other address as Lessee shall have designated by proper notice.

            (d) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of Assignee).

            (e) No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

            (f) Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code Financing Statements, to be filed or recorded for the purpose of showing Lessor's interest in the Equipment and Lessee agrees to execute such Instruments.

            (g) In the event of any conflict between the terms and conditions of this Lease Agreement and the terms and conditions of any Equipment Schedule(s) or Rider(s) thereto, the terms and conditions of such Equipment Schedule(s) or Rider(s) shall prevail.

            (h) Each year during the term of this Lease, Lessee hereby agrees to deliver to Lessor or Assignee and any successor assignee a copy of Lessee's annual audited financial statements within a reasonable time after said statements are available.

            (i) The obligations which Lessee is required to perform during the term of this Lease shall survive the expiration or other termination of this Lease.

            (j) Lessor agrees that to the extent of the performance by the Initial User or any other permitted sublessee of Lessee's obligations hereunder, such obligations of Lessee shall be deemed performed and satisfied hereunder.

                                     Lessee:  TRUSTEES OF BOSTON UNIVERSITY


                                     By:    /s/ Kenneth G. Condon
                                        -----------------------------------
                                     Title: Assistant Treasurer
                                           --------------------------------


                                     Lessor: BANCBOSTON LEASING INC.


                                     By:         /s/
                                        -----------------------------------
                                     Title: Vice President
                                           --------------------------------

                                   RIDER NO. 1

                                       TO

                           LEASE AGREEMENT NO. BU/90M1

     This Rider No. 1 (the "Rider") is entered into between BancBoston Leasing Inc. ("Lessor") and Trustees of Boston University ("Lessee"), and is contemporaneous with and amends that certain Lease Agreement No. BU/90M1 dated as of November 30, 1990, including any riders thereto (together the "Lease Agreement") between Lessor and Lessee. It is the intention of Lessor and Lessee that, upon execution, this Rider shall constitute a part of the Lease Agreement.

     IN CONSIDERATION OF the mutual covenants and promises as hereinafter set forth, Lessor and Lessee hereby agree as follows:

     1. The second sentence of Section 1 of the Lease Agreement is deleted, and the following is substituted therefor:

            "Any reference to "Lease" shall mean this Lease Agreement, all Riders thereto (if any), the relevant Equipment
            Schedule, and all Riders thereto (if any). Each Equipment Schedule and Riders thereto (if any) together with this Lease Agreement and Riders thereto (if any) shall constitute a separate Lease."

     2. In the third line of Section 4 of the Lease Agreement after the word "month" the following is inserted:

            ", but no earlier than thirty (30) days after Lessee's receipt of a monthly invoice for such rental;"

     3. In the first line of Section 5(d) of the Lease Agreement the words "Lessor shall not" are deleted, and the following is substituted therefor:

            "neither Lessor nor any person or entity claiming under or through Lessor shall"

     4. Notwithstanding anything to the contrary in the Lease Agreement, if Lessee commits an Event of Default under Section 10(a) of the Lease Agreement with respect to any Equipment Schedule to the Lease Agreement, and if Lessee has not cured such Event of Default within fifteen (15) days after written notice thereof from Lessor, then all Equipment Schedules executed under the Lease Agreement shall be in default.

     5. In the third line of Section 12 of the Lease Agreement after the word "reason" the following is inserted:

            "(provided, in each case, that the Assignee agrees that, by accepting such assignment or transfer, neither it nor any person or entity claiming under or through it shall interfere with Lessee's use or possession of the Equipment so long as Lessee is not in default under the Lease),"

     6. In the tenth line of Section 12 of the Lease Agreement before the word "Lessee's" the following is inserted:

            "provided that Lessee's right to the use or possession of the Equipment has not been impaired by Lessor or any person or entity claiming under or through Lessor,"

     7. All capitalized terms used in this Rider shall, unless otherwise defined, have the meanings set forth in the Lease Agreement. The terms and conditions of this Rider shall prevail where there may be conflicts or inconsistencies with the terms and conditions of the Lease Agreement.

     IN WITNESS WHEREOF, Lessor and Lessee, by their duly authorized representatives, have executed and delivered this Rider which is intended to take effect as a sealed instrument as of the date of the Lease Agreement.

BANCBOSTON LEASING INC.                TRUSTEES OF BOSTON UNIVERSITY


By:    /s/                             By:  /s/  Martin Howard
   -------------------------------         -------------------------------

Title: Assistant Vice President        Title: Assistant Treasurer
      ----------------------------           -----------------------------

                      INVESTIGATOR'S STATEMENT OF AGREEMENT

     The undersigned investigator, _______________________________________
("Investigator") declares that he or she has read and is familiar with the provisions of the Research and License Agreement ("AGREEMENT") dated June 1, 1993 between NITROMED, INC. ("SPONSOR") and TRUSTEES OF BOSTON UNIVERSITY ("UNIVERSITY"), and hereby agrees with the UNIVERSITY to be bound by the terms and conditions thereof with respect to the Research Proposal of Dr. Joseph Loscalzo. Further, Investigator specifically acknowledges and agrees as follows:

     1.     MAINTAINING CONFIDENTIALITY OF NITROMED CONFIDENTIAL INFORMATION AND
MATERIAL: Investigator shall comply with his or her obligations to maintain the confidentiality of NITROMED CONFIDENTIAL INFORMATION AND MATERIALS, disclosed or provided by NITROMED to Investigator or UNIVERSITY, as defined in Section 6 of the AGREEMENT.

     2. SEEKING RESEARCH FUNDING FROM OTHER COMMERCIAL SPONSORS IN THE FIELD OF RESEARCH - NITROMED WRITTEN APPROVAL REQUIRED: Investigator shall comply with his or her obligations under Section 2.3 of the AGREEMENT which requires that the Investigator obtain the written consent of NITROMED prior to seeking or accepting any funding from a commercial sponsor in the Field of Research. The Investigator will consult with the Medical Campus Office of Sponsored Programs regarding such prior written consent, before applying for any such funding in the Field of Research, which is defined in the Research Proposal in Appendix A to the AGREEMENT, as follows:

            Cardiovascular, gastrointestinal, and pulmonary research, and research relating to erectile dysfunction and ureteral relaxation, utilizing nitric oxide compounds, nitrosothiols, nitrosoproteins, other nitrosylated compounds and/or agonists and antagonists thereof, and other compounds which mediate nitric oxide.

     3. USING OR ACQUIRING MATERIALS FOR USE IN THE RESEARCH - MATERIALS MUST BE ACQUIRED ON TERMS CONSISTENT WITH NITROMED'S RIGHTS UNDER THE AGREEMENT:
In accordance with Section 5.5 of the AGREEMENT, Investigator shall not use or acquire any biological or chemical materials for use in the sponsored research under terms that will prevent UNIVERSITY from granting to NITROMED exclusive rights in technology developed while using such materials in the sponsored research. Investigator will consult with the Medical Campus Office of Sponsored Programs regarding any agreement with a third party for transfer of materials to the Investigator for use in the sponsored research or in the Field of Research.

     4. DISCLOSING ALL INVENTIONS, INFORMATION AND MATERIALS DEVELOPED IN THE FIELD OF RESEARCH DURING THE RESEARCH PROGRAM: Investigator acknowledges his or her obligation to disclose to the UNIVERSITY all inventions, information and materials as defined in the AGREEMENT developed in the Field of Research during the research program. Ownership of all such technology shall vest in the UNIVERSITY and be licensed to NITROMED in accordance with the terms of the AGREEMENT. Further, Investigator acknowledges that he or she has signed the Boston University Medical Center Patent Policy and Agreement, a signed copy of which is attached hereto, pursuant to which Investigator shall share in net royalties received by the UNIVERSITY as provided therein.

     5. RESTRICTIONS ON DISCLOSURE OF RESEARCH RESULTS: In order to protect NITROMED's rights in inventions, information and materials developed in the Field of Research, the Investigator will comply with the following provisions of the AGREEMENT:

     a. PUBLICATION DELAYS: Investigator agrees to comply with the requirements of Section 4.2 of the AGREEMENT. Investigator will ensure that he or she submits to NITROMED a copy of any material to be disclosed to a third party or submitted for publication at least 45 days prior to such publication, submission or disclosure,

     b.     RESTRICTION ON TRANSFER OF BIOLOGICAL OR CHEMICAL
     MATERIALS: Investigator agrees to comply with the requirements of
     Section 4.1 of the AGREEMENT. Investigator will ensure that research materials are not transferred to any for-profit entity or person known to be an employee or consultant of such entity. Investigator will ensure that materials are not transferred to a non-profit entity or person affiliated therewith except under the terms of a signed Material Transfer Agreement ("MTA") in the form attached as Appendix C to the AGREEMENT or as otherwise approved by NITROMED and UNIVERSITY. Investigator will consult with the Medical Campus Office of Sponsored Research regarding any such MTA and will provide a copy thereof to that Office.

     /s/ Joseph Loscalzo                         Joseph Loscalzo
-------------------------------------   ---------------------------------------
Signature of Investigator/Date          Name of Investigator (typed)


WITNESSED BY:


     /s/ Anne der Hagopian                       Anne der Hagopian
-------------------------------------   ---------------------------------------
Signature of Witness/Date               Name of Witness (typed)

                     BOSTON UNIVERSITY MEDICAL CENTER CAMPUS
                           PATENT POLICY AND AGREEMENT

PREAMBLE

The patent policy outlined herein is the policy of the Boston University Medical Center, whose constituent members are Boston University School of Medicine, Goldman School of Graduate Dentistry and University Hospital. The Medical Center recognizes that patentable inventions may be made in the course of research sponsored by the Medical Center and/or by others through the Medical Center. It is the desire of the Medical Center to maximize the benefit to the individual who makes such a patentable invention, the Medical Center and the general public, and to stimulate initiative in the faculty, staff, and employees of the Medical Center. The Medical Center recognizes that this may best be accomplished through patenting and licensing such inventions in a manner consistent with the public interest and for such purpose the Medical Center hereby establishes the patent policy set forth herein. This policy supersedes the policy as issued March 1, 1963.

1.   PATENT POLICY

     A. In order to protect the public good and the general character of the Medical Center and its members, and in order to fulfill obligations to research sponsors, the Medical Center shall claim on behalf of its constituent members equity in all discoveries and its right to acquire the title and control to such discoveries where the discoveries are made by faculty, staff, employees or students (including all types of trainees or postgraduate residents or fellows) working on or arising from programs supported in whole or in part by funds, space, personnel, or facilities provided by the Medical Center or any of its members.

     B. Where a discovery is made by an inventor outside of any program conducted by the Medical Center or any constituent member of the Medical Center with which the inventor is connected, and where the Medical Center or any constituent member did not provide or administer significant funds, space, personnel, or facilities for work leading to the discovery, the discovery shall remain the exclusive property of the inventor or his sponsor. The Medical Center and its constituent members shall not ordinarily consider provision of office, classroom, or library facilities as constituting significant use of Medical Center funds, space, personnel or facilities.

     C. When necessary, the Medical Center Committee on Inventions and Discoveries shall decide whether an invention or discovery should be classified under 1A or 1B. The decision of the Committee is appealable to the Director of the Medical Center, who shall consult with the President of Boston University and the President of University Hospital. The Director shall recommend final action to the Trustee Council, whose decision shall be final.

2.   ROYALTIES

Where the Medical Center claims equity in a discovery, the inventor will ordinarily receive at least 15 percent but not more than 30 percent of the net royalties accruing therefrom. The exact share shall be determined, promptly after the disclosure by the Deans of the Medical and Dental Schools and the Administrator of University Hospital. In determining the exact share, the Deans and the Administrator shall take into account but not be limited to the state of development of the discovery, the ease of licensing and marketing, the scope of patent protection and the degree of novelty of the discovery. The Community Technology Foundation of Boston University, when it acts as agent for the administration of patents or discoveries made within the Medical Center, shall receive 20 percent of the net royalties (see Paragraph 4). The remaining royalties from and equities in the invention shall be divided among the constituent members of the Medical Center, including any shares to be allocated to the inventor's department or division, in proportions determined by the Deans of the Medical and Dental Schools and the Administrator of University Hospital. In case the Deans and the Administrator cannot reach a consensus, the Director of the Medical Center shall decide.

3.   DISCLOSURES

Because the securing of rights in discoveries and inventions depends on prompt and efficient patent application and administration, all faculty, staff, students, and employees of the Medical Center who make inventions or discoveries shall immediately disclose said inventions or discoveries to the Medical Center Patent Office, which, upon approval of the Medical Center Committee on Inventions and Discoveries, shall forward such disclosures of inventions and discoveries covered under Paragraph 1A to the Community Technology Foundation, Patent Administrator. This disclosure obligation shall apply to all inventions and discoveries whether they fall under Paragraph 1A or 1B above.

4.   PATENT ADMINISTRATION

Unless otherwise determined in specific instances by the Medical Center Committee on Inventions and Discoveries, the Community Technology Foundation of Boston University ordinarily shall be the agent of the Medical Center for the administration of inventions and discoveries covered under Paragraph 1A made within the Medical Center, subject to the terms herein. The Community Technology Foundation Patent Administrator shall present the disclosures to the Medical Center Committee on Inventions and Discoveries. The membership of that Committee shall consist of an equal number of representatives from each of Boston University and University Hospital, all designated by the Director of the Medical Center. The Chairman of the Committee shall be designated by the Director of the Medical Center after consultation with the President of Boston University and the President of University Hospital. It shall be the Committee's responsibility to determine whether an invention or discovery is worth further development, and how to proceed with the development, including such delegation to the Community Technology Foundation Patent Administrator of duties and authority with respect to the development as the Committee shall determine. Community Technology Foundation shall render a written semiannual report to the Director of the Medical Center and the Committee on the disposition and status of all inventions and discoveries submitted. If the Committee determined that Community Technology Foundation has not filed a patent application within one year after it has received a disclosure, the Committee, in consultation with the inventor, shall determine what other dispositions, if any, shall be made of the invention or its discovery and its development.

5.   COVERAGE

This policy shall cover only discoveries and inventions that are patentable as the term is defined in the United States Code, as amended, or the laws of other countries where applications are filed.

6.   TRUSTEE REVIEW

Any disputes that arise under this policy shall be referred to the Director of the Medical Center, who, after consultation with the President of Boston University and the President of University Hospital, shall recommend final action to the Trustee Council of the Medical Center whose decision shall be final.

7.   EMPLOYMENT AGREEMENT

An appropriate form shall be signed by all faculty, staff, employees and students working at the Medical Center providing for specific acceptance of the terms of this policy. Rights and obligations under this agreement shall survive any termination of enrollment or employment at the Medical Center.

Nothing herein contained is intended to grant or dispose of any right, title, and interest to any disclosure, idea, improvement, or invention, whether patentable or not, which has been supported or funded by outside parties who acquire rights to such disclosure, idea, improvement and invention.

8.   ADOPTION

The above policy is adopted by the Medical Center and its constituent members by vote of the Trustees of Boston University, Trustees of University Hospital and Trustee Council of the Medical Center.

9.   EFFECTIVE DATE AND TERM

This policy shall be effective as of the date first written below and shall continue in effect until termination by any of the members by written notice to the other members. The policy shall cover any and all inventions and discoveries which are disclosed or occur after said effective date and which are disclosed prior to said termination.

                                       DATE November 23, 1981

UNIVERSITY HOSPITAL, INC.              TRUSTEES OF BOSTON UNIVERSITY


By:  /s/ John F. Cogan, Jr.            By:   /s/ John R. Silber
   ----------------------------------     ------------------------------------
   John F. Cogan, Jr.                      John R. Silber
   President                               President

                                PATENT AGREEMENT

I affirm that I have received and have read the Boston University Patent Policy/Medical Center Campus.

For and in consideration of the provisions by Boston University Medical Center of support in the form of funds, space, personnel, facilities, instruction, supervision or other assistance. I hereby accept and will abide by, and fully comply with the aforesaid Patent Policy as determinative of my rights and obligations in relation to any discoveries or patentable inventions.

/s/ Joseph Loscalzo                                        2/18/94
--------------------------------------------------------------------------------
SIGNATURE                                                      DATE

Joseph Loscalzo
--------------------------------------------------------------------------------
NAME (please type or print)                                    DEPARTMENT


--------------------------------------------------------------------------------
INSTITUTION

Keep one copy for your files and return signed copy in enclosed envelope.

                                   APPENDIX A
                                       TO
                         RESEARCH AND LICENSE AGREEMENT
                               DATED JUNE 1, 1993
                                     BETWEEN
                          TRUSTEES OF BOSTON UNIVERSITY
                                       AND
                                 NITROMED, INC.

                                RESEARCH PROPOSAL

PRINCIPAL INVESTIGATOR: Inigo Saenz de Tejada, M.D.

FIELD OF RESEARCH:

     Research relating to erectile dysfunction and ureteral relaxation, utilizing nitric oxide compounds, nitrosothiols, nitrosoproteins, other nitrosylated compounds and/or agonists and antagonists thereof, and other compounds which mediate nitric oxide.

SPONSORED RESEARCH PROGRAM:

     The SPONSORED RESEARCH PROGRAM is described on Exhibit 1 attached to this RESEARCH PROPOSAL.

TERM OF RESEARCH PROPOSAL

     This RESEARCH PROPOSAL shall commence on June 1, 1993 ("COMMENCEMENT DATE") and shall continue in effect until May 31, 1994, unless sooner terminated by either party as provided in Section 13 of the Research and License Agreement.

FUNDING OF RESEARCH PROPOSAL

     The annual research grant to be provided by NITROMED for the first AGREEMENT YEAR (12-month period commencing on the START DATE) shall be in a total amount of [**] dollars ($[**]) as provided in the Budget attached to this RESEARCH PROPOSAL as Exhibit 2. Budgets for subsequent years, if any, shall be determined and approved by the parties in accordance with Section 2 of the Research and License Agreement and shall thereupon be attached and incorporated into Exhibit 2 hereto.

IN WITNESS WHEREOF, the parties have executed this RESEARCH PROPOSAL as of the COMMENCEMENT DATE of the SPONSORED RESEARCH PROGRAM set forth above.

NITROMED, INC.                   TRUSTEES OF BOSTON UNIVERSITY


By:    /s/ Manuel Worcel         By:   /s/ Janis Roberts
   --------------------------       --------------------------------

Name:     Manuel Worcel          Name:   Janis Roberts
     ------------------------         ------------------------------

Title: President & CEO           Title:  Executive Director of Financial Affairs
      -----------------------          -----------------------------------------


                          /s/ Inigo Saenz De Tejada
                          ------------------------------------
                               Inigo Saenz de Tejada, M.D.
                                  Principal Investigator

                                    EXHIBIT 1

A) Design and evaluation for NO donors for the treatment of impotence. Because of the realization that nitric oxide exerts such an important role as a physiological mediator of penile erection, the possibility of using NO as a therapeutic agent for impotence is proposed. NO, a free radical, is too unstable and short lived to allow its use as a pharmacological agent, however, it can by stabilized by reaction with carrier molecules that prolong its half life and preserve its biological activity [Stamler et al. PNAS. 89: 7674-7677, 1992; Stamler et al. PNAS. 89: 444-448, 1992]. A group of molecules that contain reduced sulfhydryl functional groups subserve this role as NO carriers due to the rapid reaction of free thiol with oxides of nitrogen with the formation of S-nitrosothiols. These molecules are more stable than NO and are potent vasodilators [Stamler et. al; PNAS. 89: 7674-7677, 1992; Stamler et al. PNAS.89 444-448, 1992.] Utilizing this approach, in collaboration with Drs. Loscalzo and Stamler, we are currently developing NO donors for the purpose of treating impotence. Our overall goal is to identify molecules with biological activity that facilitate or induce relaxation of smooth muscle and that, in their molecule, have a free thiol group susceptible to S-nitrosylation. These molecules in addition to their own biological activity would also be NO donors with a potential for a synergism of action (relaxation) on penile smooth muscle. We have performed preliminary studies with two molecules: S-nitroso-captopril and S-nitroso-VIP. Rationale for S-nitroso-captopril. Captopril, an angiotensin converting enzyme inhibitor has been shown to improve endothelium-dependent relaxation in vascular disease. The converting enzyme not only catalyzes the formation of angiotensin II (a potent vasoconstrictor) from its precursor angiotensin I, but also participates in the inactivation of the potent endogenous vasodilator bradykinin. This substance has been shown to be a potent endothelium-dependent dilator of human corpus cavernosum smooth muscle. In addition, although the role of angiotensin II as a constrictor of corpus cavernosum remains elusive, pulsatile release of angiotensin I and II has been demonstrated in this tissue. Our preliminary studies show that captopril (I uM) causes a significant shift to the left of the concentration-dependent relaxation of trabecular smooth muscle by bradykinin. Captopril has a free thiol on its molecule susceptible to S-nitrosylation. Lozcalzo et al. [J Pharmacol Exp Ther. 249: 726-734, 1989.] and Shaffer et al. [J Pharmacol Exp Ther. 256: 704-709,
1991.], have demonstrated the potent vasodilator effects of S-nitroso-captopril in blood vessels. In addition, they have demonstrated that S-nitroso-captopril maintains its full activity as an angiotensin converting enzyme inhibitor. Preliminary studies in our laboratory have demonstrated that S-nitroso-captopril is also a potent dilator of human and rabbit corpus cavernosum tissue. Unlike the dilator effects of NO, S-nitroso-captopril causes a more sustained relaxation of corpus cavernosum smooth muscle which is probably due to the increased stability of NO in this compound. These potent NO dependent relaxant effects, together with the potentiation of endothelium-dependent relaxation described above, make S-nitroso-captopril, a potentially useful agent for the treatment of impotence. Experiments are herein proposed to continue the evaluation of S-nitroso-captopril as a potential drug for the treatment of impotence.

Rationale for S-nitroso-VIP. Intracellular accumulation of either CAMP or cGMP lead to a reduction in intracellular calcium concentration, causing myosin dephosphorylation and relaxation. Strong evidence suggests that activation of cGMP-dependent protein kinase mechanisms is a critical step for the actions of both cyclic nucleotides. Also both, NO and VIP, can induce vascular smooth muscle relaxation through cyclic nucleotide-independent mechanisms, including hyperpolarization and the activation of ATP-sensitive K+ channels. The combined actions of the two potent vasodilators, and their mediation via multiple pathways, offer the advantages of making relaxation failure less likely than if only one transmitter or mechanism were in place (Sami Said, Trends in Physiological Sciences). With this rationale and with the goal of combining the effects of VIP and NO we have designed a VIP-NO-donor. Because VIP does not have a free thiol susceptible to nitrosylation we have designed a VIP analog. (VIP-glycine-cystene-NH2) that in the added cysteine presents a free thiol functional group. Preliminary experiments show that VIP-G-C maintains the biological activity of VIP and that the free thiol in cysteine can be nitrosylated, making S-nitroso-VIP a NO donor. Experiments are proposed herein to continue the characterization of S-nitroso-VIP as a potential drug for the treatment of impotence.

The following experiments are planned:

1) S-nitroso-captopril. Since the synthesis of this compound has been demonstrated, and its potent dilator effects on human and rabbit corpus cavernosum smooth muscle established, our next step with this compound will be to evaluate its effects in vivo in an animal model. Unfortunately, the rabbit animal model is not valid for this purpose, since rabbit corpus cavernosum responds very poorly to bradykinin. Thus, the possible synergism between the potentiation of bradykinin responses by captopril and the dilator effects of NO can not be evaluated in the rabbit. For this reason we plan to perform these experiments in the dog model. These experiments will be done in collaboration with Dr. Michael Stroky, in the Urology Research Laboratory at the Boston VA Medical Center. This laboratory is fully equipped for in vivo studies in animals. Dr. Siroky has published extensively on a dog model to examine the hemodynamics of penile erection. While the animal is under deep anesthesia, intracavernosal pressure, systemic blood pressure and blood flow to the penis will be monitored. S-nitroso-captopril (0.5 ml solutions of 10 TO THE POWER OF
6 - 10 TO THE POWER OF 3 M) will be delivered by intracavernosal injection while monitoring these parameters. The response to vehicle, captopril, and acidified NaNO2 will be studied as controls.

2) S-nitroso-VIP-G-C. Preliminary data shows that S-nitroso-VIP is a potent dilator of human and rabbit corpus cavernosum. Optimization of conditions for deprotection of the sulfhydryl group of cysteine (removal of the acetamidomethyl group) and nitrosylation of the peptide with a maximum yield are underway in the laboratory of Dr. Jonathan Stamler at the Brigham and Women's Hospital. The following experiments are planned.

WHAT IS THE POTENCY, AS A DILATOR, OF VIP-G-C COMPARED TO VIP? Studies will be done on human and rabbit corpus cavernosum tissue in organ chambers. Tissues from the same animal or patient will be contracted (phenylephrine, 3-6 X 10 TO THE POWER OF -7 M) and exposed to cumulative concentrations of either VIP or VIP-GC. The duration of the effects will be assessed by measuring the time of maximal relaxation after the last maximum effective does is given. If VIP-G-C has a dilator potency comparable to VIP, subsequent studies will focus on the comparison of VIP-G-C to S-nitro-VIP-G-C.

WHAT IS THE POTENCY, AS A DILATOR, OF S-NITOSO-VIP-G-C COMPARED TO VIP-G-C? In a similar protocol as that described above, the relative potency of the peptides will be compared in human and rabbit corpus cavernosum tissue. Potency of the peptides will be evaluated by measuring the maximal relaxation attained, defining the ED50 and ED max for each peptide, and determining the duration of the effect by measuring the time of maximal relaxation after the last maximum effective dose is given.

WHAT IS THE MECHANISM OF S-NITROSO-VIP-G-C INDUCED RELAXATION? Tissues and human corpus cavernosum smooth muscle cells (HCC-SMC) will be exposed to either VIP, VIP-G-C or S-nitroso-VIP-G-C and the accumulation of cyclic nucleotides measured. These experiments will be done in the presence and absence of phosphodiesterase inhibitors.

DOES INTRACAVERNOSAL S-NITORSO-VIP-G-C ELICIT PENILE ERECTION IN VIVO? Once the in vitro characterization of the peptide has been completed the potency of this molecule to induce penile erection in vivo will be assessed. These experiments will be done in Dr. Siroky's laboratory with a similar protocol as that described for S-nitroso-captopril. The effects of vehicle, VIP, VIP-G-C and S-nitroso-VIP will be compared. The dog animal model is again chosen because it will allow comparison of the effects of S-nitro-captopril to those of S-nitroso-VIP-G.C.

Evaluation of the effects of NO donors on ureteral contractility Rationale. A variety of diseased of the kidney and ureter make the endoiscopic exploration of the ureter (ureteroscopy) necessary. One of the most significant difficulties in performing this technique is overcoming the ureteral spasm that makes cannulation of the ureter very difficult. Overcoming this spasm by mechanical means (e.g. use of dilators) is frequently associated with considerable morbidity due to rupture of the ureter. For this reason, the development of pharmacological agents capable of relaxing the spastic smooth muscle, would represent a very useful tool as an adjunct therapy in ureteroscopy.

We have developed a pressurized pig ureter in vitro model that allows the evaluation of the effects of pharmacological agents on ureteral smooth muscle tone. With this model, pharmacological agents can be delivered inside the ureteral lumen, which would be the route of delivery in vivo. Preliminary experiments with this model show that S-nitroso-N-acetyl-cysteine (10 TO THE POWER OF -4 - 10 TO THE POWER OF -3 M) inhibits ureteral contraction elicited by either electrical stimulation or norepinephrine.

It is our plan to continue the characterization of NO donors in this model; the following molecules will be tested:

1)  Continue the characterization of the effects of S-nitroso-N-acetyl-cysteine

2)  Evaluation of the effects of S-nitroso-glutathione

3) Design and evaluation of more lypophilic NO donors (better penetration of the ureteral epithelium), to inhibit ureteral smooth muscle contraction.

                                    EXHIBIT 2

                             TEJADA-NITROMED BUDGET

NitroMed Budget - Tejada
------------------------------------------------------------ ------------------ ------------------- ------------------
Boston University Portion:
------------------------------------------------------------ ------------------ ------------------- ------------------
Budget A
------------------------------------------------------------ ------------------ ------------------- ------------------
                      Salaries                                           $[**]
------------------------------------------------------------ ------------------ ------------------- ------------------
                      Fringe Benefits                                    $[**]
------------------------------------------------------------ ------------------ ------------------- ------------------

------------------------------------------------------------ ------------------ ------------------- ------------------
                      Supplies:
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                                         Rabbits                         $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                                         Other Supplies                  $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Equipment:                                         $[**]                                  $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------

--------------------- -------------------------------------- ------------------ ------------------- ------------------
Budget B              Supplies and Other                                 $[**]                                  $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                                         Tot.D.C.                                                               $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------

--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Indirect Costs @ [**]%                             $[**]                                  $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Total BU Portion of Budget                                                                $[**]
------------------------------------------------------------ ------------------ ------------------- ------------------
VA Subcontract
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Salaries                                           $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Supplies                                           $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Other                                              $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------
                                         Tot.D.C.                                                               $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------

                      Ind.Cost @ [**]%                                   $[**]                                  $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------

--------------------- -------------------------------------- ------------------ ------------------- ------------------
                      Total VA Budget Portion                                                                   $[**]
--------------------- -------------------------------------- ------------------ ------------------- ------------------

--------------------- -------------------------------------- ------------------ ------------------- ------------------

------------------------------------------------------------ ------------------ ------------------- ------------------
Total Budget All components                                                                                     $[**]
------------------------------------------------------------ ------------------ ------------------- ------------------

------------------------------------------------------------ ------------------ ------------------- ------------------

------------------------------------------------------------ ------------------ ------------------- ------------------

------------------------------------------------------------ ------------------ ------------------- ------------------
adh 1/11/93
------------------------------------------------------------ ------------------ ------------------- ------------------

                      INVESTIGATOR'S STATEMENT OF AGREEMENT

     The undersigned investigator, /s/ Inigo Saenz De Tejada ("Investigator") declares that he or she has read and is familiar with the provisions of the Research and License Agreement ("AGREEMENT") dated June 1, 1993 between NITROMED, INC. ("SPONSOR") and TRUSTEES OF BOSTON UNIVERSITY ("UNIVERSITY"), and hereby agrees with the UNIVERSITY to be bound by the terms and conditions thereof with respect to the Research Proposal of Dr. Inigo Saenz de Tejeda . Further, Investigator specifically acknowledges and agrees as follows:

     1.   MAINTAINING CONFIDENTIALITY OF NITROMED CONFIDENTIAL INFORMATION AND
MATERIAL: Investigator shall comply with his or her obligations to maintain the confidentiality of NITROMED CONFIDENTIAL INFORMATION AND MATERIALS, disclosed or provided by NITROMED to Investigator or UNIVERSITY, as defined in Section 6 of the AGREEMENT.

     2. SEEKING RESEARCH FUNDING FROM OTHER COMMERCIAL SPONSORS IN THE FIELD OF RESEARCH - NITROMED WRITTEN APPROVAL REQUIRED: Investigator shall comply with his or her obligations under Section 2.3 of the AGREEMENT which requires that the Investigator obtain the written consent of NITROMED prior to seeking or accepting any funding from a commercial sponsor in the Field of Research. The Investigator will consult with the Medical Campus Office of Sponsored Programs regarding such prior written consent, before applying for any such funding in the Field of Research, which is defined in the Research Proposal in Appendix A to the AGREEMENT, as follows:

          Research relating to erectile dysfunction and ureteral relaxation, utilizing nitric oxide compounds, nitrosothiols, nitrosoproteins, other nitrosylated compounds and/or agonists and antagonists thereof, and other compounds which mediate nitric oxide.

     3.   USING OR ACQUIRING MATERIALS FOR USE IN THE RESEARCH - MATERIALS
MUST BE ACQUIRED ON TERMS CONSISTENT WITH NITROMED'S RIGHTS UNDER THE AGREEMENT:
In accordance with Section 5.5 of the AGREEMENT, Investigator shall not use or acquire any biological or chemical materials for use in the sponsored research under terms that will prevent UNIVERSITY from granting to NITROMED exclusive rights in technology developed while using such materials in the sponsored research. Investigator will consult with the Medical Campus Office of Sponsored Programs regarding any agreement with a third party for transfer of materials to the Investigator for use in the sponsored research or in the Field of Research.

     4.   DISCLOSING ALL INVENTIONS, INFORMATION AND MATERIALS DEVELOPED IN
THE FIELD OF RESEARCH DURING THE RESEARCH PROGRAM: Investigator acknowledges his or her obligation to disclose to the UNIVERSITY all inventions, information and materials as defined in the AGREEMENT developed in the Field of Research during the research program. Ownership of all such technology shall vest in the UNIVERSITY and be licensed to NITROMED in accordance with the terms of the AGREEMENT. Further, Investigator acknowledges that he or she has signed the Boston University Medical Center Patent Policy and Agreement, a signed copy of which is attached hereto, pursuant to which Investigator shall share in net royalties received by the UNIVERSITY as provided therein.

     5. RESTRICTIONS ON DISCLOSURE OF RESEARCH RESULTS: In order to protect NITROMED's rights in inventions, information and materials developed in the Field of Research, the Investigator will comply with the following provisions of the AGREEMENT:

     a. PUBLICATION DELAYS: Investigator agrees to comply with the requirements of Section 4.2 of the AGREEMENT. Investigator will ensure that he or she submits to NITROMED a copy of any material to be disclosed to a third party or submitted for publication at least [**] days prior to such publication, submission or disclosure,

     b.   RESTRICTION ON TRANSFER OF BIOLOGICAL OR CHEMICAL MATERIALS:
     Investigator agrees to comply with the requirements of Section 4.1 of the AGREEMENT. Investigator will ensure that research materials are not transferred to any for-profit entity or person known to be an employee or consultant of such entity.
     Investigator will ensure that materials are not transferred to a non-profit entity or person affiliated therewith except under the terms of a signed Material Transfer Agreement ("MTA") in the form attached as Appendix C to the AGREEMENT or as otherwise approved by NITROMED and UNIVERSITY. Investigator will consult with the Medical Campus Office of Sponsored Research regarding any such
     MTA and will provide a copy thereof to that Office.


  /s/ Inigo Saenz De Tejada                           Inigo Saenz De Tejada
------------------------------------         -----------------------------------
Signature of Investigator/Date               Name of Investigator (typed)


WITNESSED BY:


  /s/ Anne Der Hagopian                               Anne Der Hagopian
------------------------------------         -----------------------------------
Signature of Witness/Date                    Name of Witness (typed)

                     BOSTON UNIVERSITY MEDICAL CENTER CAMPUS
                           PATENT POLICY AND AGREEMENT

PREAMBLE

The patent policy outlined herein is the policy of the Boston University Medical Center, whose constituent members are Boston University School of Medicine, Goldman School of Graduate Dentistry and University Hospital. The Medical Center recognizes that patentable inventions may be made in the course of research sponsored by the Medical Center and/or by others through the Medical Center. It is the desire of the Medical Center to maximize the benefit to the individual who makes such a patentable invention, the Medical Center and the general public, and to stimulate initiative in the faculty, staff, and employees of the Medical Center. The Medical Center recognizes that this may best be accomplished through patenting and licensing such inventions in a manner consistent with the public interest and for such purpose the Medical Center hereby establishes the patent policy set forth herein. This policy supersedes the policy as issued March 1, 1963.

1.   PATENT POLICY

     A. In order to protect the public good and the general character of the Medical Center and its members, and in order to fulfill obligations to research sponsors, the Medical Center shall claim on behalf of its constituent members equity in all discoveries and its right to acquire the title and control to such discoveries where the discoveries are made by faculty, staff, employees or students (including all types of trainees or postgraduate residents or fellows) working on or arising from programs supported in whole or in part by funds, space, personnel, or facilities provided by the Medical Center or any of its members.

     B. Where a discovery is made by an inventor outside of any program conducted by the Medical Center or any constituent member of the Medical Center with which the inventor is connected, and where the Medical Center or any constituent member did not provide or administer significant funds, space, personnel, or facilities for work leading to the discovery, the discovery shall remain the exclusive property of the inventor or his sponsor. The Medical Center and its constituent members shall not ordinarily consider provision of office, classroom, or library facilities as constituting significant use of Medical Center funds, space, personnel or facilities.

     C. When necessary, the Medical Center Committee on Inventions and Discoveries shall decide whether an invention or discovery should be classified under 1A or 1B. The decision of the Committee is appealable to the Director of the Medical Center, who shall consult with the President of Boston University and the President of University Hospital. The Director shall recommend final action to the Trustee Council, whose decision shall be final.

2.   ROYALTIES

Where the Medical Center claims equity in a discovery, the inventor will ordinarily receive at least 15 percent but not more than 30 percent of the net royalties accruing therefrom. The exact share shall be determined, promptly after the disclosure by the Deans of the Medical and Dental Schools and the Administrator of University Hospital. In determining the exact share, the Deans and the Administrator shall take into account but not be limited to the state of development of the discovery, the ease of licensing and marketing, the scope of patent protection and the degree of novelty of the discovery. The Community Technology Foundation of Boston University, when it acts as agent for the administration of patents or discoveries made within the Medical Center, shall receive 20 percent of the net royalties (see Paragraph 4). The remaining royalties from and equities in the invention shall be divided among the constituent members of the Medical Center, including any shares to be allocated to the inventor's department or division, in proportions determined by the Deans of the Medical and Dental Schools and the Administrator of University Hospital. In case the Deans and the Administrator cannot reach a consensus, the Director of the Medical Center shall decide.

3.   DISCLOSURES

Because the securing of rights in discoveries and inventions depends on prompt and efficient patent application and administration, all faculty, staff, students, and employees of the Medical Center who make inventions or discoveries shall immediately disclose said inventions or discoveries to the Medical Center Patent Office, which, upon approval of the Medical Center Committee on Inventions and Discoveries, shall forward such disclosures of inventions and discoveries covered under Paragraph 1A to the Community Technology Foundation, Patent Administrator. This disclosure obligation shall apply to all inventions and discoveries whether they fall under Paragraph 1A or 1B above.

4.   PATENT ADMINISTRATION

Unless otherwise determined in specific instances by the Medical Center Committee on Inventions and Discoveries, the Community Technology Foundation of Boston University ordinarily shall be the agent of the Medical Center for the administration of inventions and discoveries covered under Paragraph 1A made within the Medical Center, subject to the terms herein. The Community Technology Foundation Patent Administrator shall present the disclosures to the Medical Center Committee on Inventions and Discoveries. The membership of that Committee shall consist of an equal number of representatives from each of Boston University and University Hospitals, all designated by the Director of the Medical Center. The Chairman of the Committee shall be designated by the Director of the Medical Center after consultation with the President of Boston University and the President of University Hospital. It shall be the Committee's responsibility to determine whether an invention or discovery is worth further development, and how to proceed with the development, including such delegation to the Community Technology Foundation Patent Administrator of duties and authority with respect to the development as the Committee shall determine. Community Technology Foundation shall render a written semiannual report to the Director of the Medical Center and the Committee on the disposition and status of all inventions and discoveries submitted. If the Committee determined that Community Technology Foundation has not filed a patent application within one year after it has received a disclosure, the Committee, in consultation with the inventor, shall determine what other dispositions, if any, shall be made of the invention or its discovery and its development.

5.   COVERAGE

This policy shall cover only discoveries and inventions that are patentable as the term is defined in the United States Code, as amended, or the laws of other countries where applications are filed.

6.   TRUSTEE REVIEW

Any disputes that arise under this policy shall be referred to the Director of the Medical Center, who, after consultation with the President of Boston University and the President of University Hospital, shall recommend final action to the Trustee Council of the Medical Center whose decision shall be final.

7.   EMPLOYMENT AGREEMENT

An appropriate form shall be signed by all faculty, staff, employees and students working at the Medical Center providing for specific acceptance of the terms of this policy. Rights and obligations under this agreement shall survive any termination of enrollment or employment at the Medical Center.

Nothing herein contained is intended to grant or dispose of any right, title, and interest to any disclosure, idea, improvement, or invention, whether patentable or not, which has been supported or funded by outside parties who acquire rights to such disclosure, idea, improvement and invention.

8.   ADOPTION

The above policy is adopted by the Medical Center and its constituent members by vote of the Trustees of Boston University, Trustees of University Hospital and Trustee Council of the Medical Center.

9.   EFFECTIVE DATE AND TERM

This policy shall be effective as of the date first written below and shall continue in effect until termination by any of the members by written notice to the other members. The policy shall cover any and all inventions and discoveries which are disclosed or occur after said effective date and which are disclosed prior to said termination.

                                           DATE November 23, 1981

UNIVERSITY HOSPITAL, INC.                  TRUSTEES OF BOSTON UNIVERSITY


By:    /s/ John F. Cogan, Jr.              By: /s/ John R. Silber
   ------------------------------              -----------------------------
   John F. Cogan, Jr.                          John R. Silber
   President                                   President

                                PATENT AGREEMENT

I affirm that I have received and have read the Boston University Patent Policy/Medical Center Campus.

For and in consideration of the provisions by Boston University Medical Center of support in the form of funds, space, personnel, facilities, instruction, supervision or other assistance. I hereby accept, and will abide by, and fully comply with the aforesaid Patent Policy as determinative of my rights and obligations in relation to any discoveries or patentable inventions.


--------------------------------------------------------------------------------
SIGNATURE                                                        DATE


--------------------------------------------------------------------------------
NAME (please type or print)                                      DEPARTMENT


--------------------------------------------------------------------------------
INSTITUTION

Keep one copy for your files and return signed copy in enclosed envelope.

                          MODIFICATION #1 TO APPENDIX A
                                       TO
                         RESEARCH AND LICENSE AGREEMENT
                               DATED JUNE 1, 1993
                                     BETWEEN
                          TRUSTEES OF BOSTON UNIVERSITY
                                       AND
                                 NITROMED, INC.


                                RESEARCH PROPOSAL

PRINCIPAL INVESTIGATOR:    Inigo Saenz de Tejada, M.D.

FIELD OF RESEARCH:

     Research relating to erectile dysfunction and ureteral relaxation, utilizing nitric oxide compounds, nitrosothiols, nitrosoproteins, other nitrosylated compounds and/or agonists and antagonists thereof, and other compounds which mediate nitric oxide.

SPONSORED RESEARCH PROGRAM:

     The SPONSORED RESEARCH PROGRAM is described on Exhibit 1 attached to the original RESEARCH PROPOSAL.

TERM OF RESEARCH PROPOSAL:

     This modification shall extend the termination date of the RESEARCH PROPOSAL through May 31, 1995, unless sooner terminated by either party as provided in Section 13 of the Research and License Agreement.

FUNDING OF RESEARCH PROPOSAL:

     The research grant to be provided by NITROMED for the second AGREEMENT YEAR (12-month period commencing on 6/1/94) shall be in a total amount of [**] ($[**]), as provided in the Budget attached to this modification # 1 of the RESEARCH PROPOSAL as Exhibit 2. Budgets for subsequent years, if any, shall be determined and approved by the parties in accordance with Section 2 of the Research and License Agreement and shall thereupon be attached and incorporated into Exhibit 2 hereto.

IN WITNESS WHEREOF, the parties have executed this RESEARCH PROPOSAL as of the COMMENCEMENT DATE of the SPONSORED RESEARCH PROGRAM set forth above.

NITROMED, INC.                           TRUSTEES OF BOSTON UNIVERSITY


By:  /s/ Manuel Worcel                   By: /s/ Janis Roberts
   ---------------------------------        --------------------------------

Name: Manuel Worcel                      Name: Janis Roberts

Title: President & CEO                   Title: Exec. Dir. for Financial Affairs


                                  /s/ Inigo Saenz De Tejada
                                 -----------------------------
                                  Inigo Saenz de Tejada, M.D.

                             TEJADA-NITROMED BUDGET

Budget for Modification #1 to Appendix A
Inigo Saenz de Tejada, M.D.

Period covered:   6/1/94-6/30/95

                Salaries Technician                             $[**]
                Fringe Benefits                                 $[**]

                Supplies:                                       $[**]

                Equipment:                                      $[**]

                Other:                                          $[**]

                Director Cost:                                  $[**]

                Indirect Cost @ [**]%                           $[**]

                Total Budget                                     [**]
                                                             --------

The above budget is for research studies related to the design and characterization of nitric oxide donors for the treatment of impotence and ureteral spasm. An exception to this would be if additional experiments are required for the evaluation of new molecules, in vivo, at the VA Medical Center.

                                   APPENDIX B

1.   Boston University Disclosure Number: 93-20

     Submitted to the Boston University Office of Patent and Technology
            Administration on June 23, 1993

     Title: S-Nitrosylation of VIP, VIP Family of Peptides and Synthetic Analogs of These Peptides for the Treatment of Impotence

     Boston University Investigator: Dr. Inigo Saenz de Tejada

                                   APPENDIX C

     Agreement dated ________________ by and among ________________________ (the
"Institution") and _______________________ (the "Investigator") and Boston University ("University") with respect to the samples of a


     In consideration of the receipt from University by the Institution and the Investigator of the samples, the Institution and the Investigator agree to the following conditions:

1. Those samples, their progeny and derivatives thereof (the "Materials") remain the property of University.

2. The Investigator will use the Materials solely for academic noncommercial research conducted by the Investigator at the Institution in the research program described in Exhibit A hereto (the "Research Program"). Neither the Investigator nor the Institution will use the results of the Research Program, including inventions, directly or indirectly for profit-making purposes without the consent of University.

3. The Investigator will not give access to the Materials to any party not connected with the Research Program without written permission from University.

4. The Investigator and the Institution accept the Materials with the knowledge that they are provided without warranty of merchantability of fitness for a particular purpose or any other warranty, express or implied. The Institution agrees to defend and indemnify and hold harmless University and its employees and agents for all claims and damages (including legal fees) arising from the use, storage, or handling, of the Materials by the Institution and/or the Investigator.


INSTITUTION:                                INVESTIGATOR:


By:                                         By:
   ------------------------------              -------------------------


BOSTON UNIVERSITY


By:
   ------------------------------

                   AMENDMENT TO RESEARCH AND LICENSE AGREEMENT

     WHEREAS, Trustees of Boston University, a Massachusetts not-for-profit corporation with offices at 715 Albany Street, Boston, Massachusetts 02118 (the "UNIVERSITY") and NitroMed, Inc., a Delaware corporation with its principal office at 12 Oak Park Drive, Bedford, Massachusetts 01730 ("NITROMED"), entered into a research and license agreement dated as of June 1, 1993, (the "Agreement") for certain RESEARCH PROGRAMS to be sponsored by NITROMED and performed by UNIVERSITY, which RESEARCH PROGRAMS are more particularly described therein; and

     WHEREAS, NITROMED desires to sponsor an additional RESEARCH PROGRAM at UNIVERSITY and UNIVERSITY desires to perform said additional RESEARCH PROGRAM; and

     WHEREAS, UNIVERSITY and NITROMED mutually desire to amend said Agreement to reflect the additional RESEARCH PROGRAM to be sponsored by NITROMED and to be performed by UNIVERSITY;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UNIVERSITY and NITROMED hereby agree to amend the Agreement by:

     Adding the attached RESEARCH PROPOSAL to Appendix A of the Agreement, which shall be a duly authorized SPONSORED RESEARCH PROGRAM as that term is defined in the Agreement.

     All terms not expressly defined herein, shall have the definition set forth in the Agreement.

     Except as expressly provided herein or in said Agreement, said Agreement as originally executed is hereby ratified and confirmed.

     EXECUTED as a sealed instrument as of the 1st day of July, 1997.

NITROMED, INC.                             TRUSTEES OF BOSTON UNIVERSITY


By:/s/Murray R. Matthews, Jr.              By:    /s/ Barbara A. Cole
   --------------------------------------     ---------------------------
   Murray R. Mathews, Jr.                         Barbara A. Cole, Executive
   Its Vice President Hereunto Authorized  Title: Director for Financial Affairs


                                RESEARCH PROPOSAL

NITROMED SPONSORED RESEARCH PROGRAM

ON RSNOS AND PLATELET FUNCTION

JOSEPH LOSCALZO, M.D., PH.D.

WHITAKER CARDIOVASCULAR INSTITUTE

BOSTON UNIVERSITY SCHOOL OF MEDICINE

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     SECTION 15:  BACKGROUND

     Platelets play an important role in primary hemostasis and in the pathophysiology of thrombotic disorders. Nitric Oxide (NO) and S-nitrosothiols (RSNOs) are potent antiplatelet agents that exert their effects through a variety of mechanisms, including activation of guanylyl cyclase and modulation of nonspecific cation channels in the platelet plasma membrane. Our laboratory has played a central role in dissecting the role of NO and RSNOs in modulating platelet function and in developing approaches to the pharmacological inhibition of platelet activation utilizing RSNO-based approaches. In this proposal, we present planned experiments that focus on 1) developing a novel S-NO-based inhibitor of platelet adhesion and activation that can be used as an adjunct for thrombolytic therapy, and 2) dissecting the molecular mechanism by which RSNOs gain access to the cytosolic compartment of cells through a mechanism that involves [**].

     SECTION 16:  TERM OF RESEARCH PROGRAM

     The research program (the "Research Program") described herein shall be conducted during the period from July 1, 1997 through June 30, 2000.

     SECTION 17:  RESEARCH PROPOSAL

     17.1 We wish to develop a novel inhibitor of platelet adhesion and activation based on a [**].

     SECTION 18:  COMPENSATION

     In consideration of Boston University's agreement to undertake the Research Program described herein, NitroMed will pay University a total of $[**]. The program funds will be paid, in advance to Boston University in equal quarterly installments with the first payment due on July 1, 1997. The annual budget consists of:

     Postdoctoral Fellow Salary and Fringe        $[**]Supplies/Animal Costs
                   $[**]Institutional Overhead                         $[**]
                   Total          $[**]We view these studies as of potentially
     great interest, both to the overall area of platelet biology, but also to the mission of NitroMed and to its focused interest in the effects of NO and RSNOs on platelet function.

                                      [**]

                   AMENDMENT TO RESEARCH AND LICENSE AGREEMENT

     WHEREAS, Trustees of Boston University of Massachusetts not-for-profit corporation with offices at 715 Albany Street, Boston, Massachusetts 02118 (the "UNIVERSITY") and NitroMed, Inc., a Delaware corporation with its principal office at 12 Oak Park Drive, Bedford, Massachusetts 01730 ("NITROMED "), entered into a research and license agreement dated as of June 1, 1993, (the "Agreement") for certain RESEARCH PROGRAMS to be sponsored by NITROMED and performed by UNIVERSITY, which RESEARCH PROGRAMS are more particularly described therein; and

     WHEREAS, NITROMED desires to sponsor an additional RESEARCH PROGRAM at UNIVERSITY and UNIVERSITY desires to perform said additional RESEARCH PROGRAM; and

     WHEREAS, UNIVERSITY and NITROMED mutually desire to amend said Agreement to reflect the additional RESEARCH PROGRAM to be sponsored by NITROMED and to be performed by UNIVERSITY;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, UNIVERSITY and NITROMED hereby agree to amend the Agreement by:

     Adding the attached RESEARCH PROPOSAL entitled "Evaluation of Antithrombotic Properties of Nitroso-Derivative of Recombinant Fragment of Von Willebrand Factor Using In Vivo and Ex Vivo Guinea Pig Model" to Appendix A of the Agreement, which shall be a duly authorized SPONSORED RESEARCH PROGRAM as that term is defined in the Agreement.

     All terms not expressly defined herein, shall have the definition set forth in the Agreement.

     Except as expressly provided herein or in said Agreement, said Agreement as originally executed is hereby ratified and confirmed.

     EXECUTED as a sealed instrument as of the 1st day of January, 1999.

NITROMED, INC.                             TRUSTEES OF BOSTON UNIVERSITY


By:/s/Murray R. Matthews, Jr.              By:    /s/ Barbara A. Cole
   -------------------------------            ----------------------------------
   Murray R. Mathews, Jr.                         Barbara A. Cole, Executive
   Its Vice President Hereunto             Title: Director for Financial Affairs
      Authorized

BOSTON UNIVERSITY                                  88 East Newton Street                Joseph Loscalzo, M.D., Ph.D.
SCHOOL OF MEDICINE                                 Boston, MA 02118-2347                WADE PROFESSOR AND CHAIRMAN

                                                   Tel: 617 638-7254                    Department of Medicine
BOSTON MEDICAL CENTER                              Fax: 617 638-8728                    Boston University
                                                   jloscalz@bu.edu                      School of Medicine

March 26, 2003                                     700 Albany Street                    Boston Medical Center
                                                   Boston, MA 02118-2544
Martin Feelisch, Ph.D.                             Tel: 617 638-4890                    DIRECTOR
2017 South Kirkwood Drive                                                               Cardiovascular Institute
Shreveport, Louisiana 71118

Dear Martin:

     I am pleased to offer you a position in the Section of Molecular Medicine of the Department of Medicine at Boston University School of Medicine. The details of this position are as follows:

1.   You will be proposed for appointment as Professor of Medicine.

2. Your salary will be $[**] per annum with the standard benefits package. We expect that you will contribute to your salary support through grant resources. To this end, NitroMed, Inc., will provide $[**] per annum (with cost of living increases) for three years toward your salary. After year three, I expect that you will generate [**]% of your salary from grants.

3. NitroMed, Inc., has agreed to purchase up to $[**] of equipment you requested during your visit on February 5, 2003, as needed.

4. You will be given access for support for a postdoctoral fellow on the Cardiovascular Training Grant for up to three years.

5. You will be provided access to a graduate student through the Graduate Program in Molecular Medicine.

6. You will be given $[**] per annum for supplies for three years as additional support from NitroMed, Inc.

7. You will be given 1,500 sq. ft. of space in the Evans Biomedical Research Center through the Boston University School of Medicine. This space will be leased from Boston University by NitroMed, Inc., at $40 per sq. ft. for three years.

8. We expect that you will work up to [**] days per week on NitroMed, Inc. projects under the terms of the existing license agreement between NitroMed, Inc. and the Trustees of Boston University. In addition, you will be given a position on the Scientific Advisory Board of NitroMed, Inc.

     We trust this letter details all the major issues we discussed, and meets your projected needs adequately. We look forward with enthusiasm to your joining us and to many years of gratifying academic productivity with us. With best personal regards, we remain

                                  Sincerely,
/s/ Joseph Loscalzo               /s/ Aram Chobanian     /s/ Michael Loberg
-------------------               ------------------     ------------------
Joseph Loscalzo, M.D., Ph.D.      Aram Chobanian, M.D.   Michael Loberg, Ph.D.
Chairman, Department of Medicine  Dean and Provost       Chief Executive Officer
                                  BU School of Medicine  NitroMed, Inc.

I have read and accept the position as outlined above.

/s/Martin Feelish                  May 5, 2003
-----------------------------------------------
Martin Feelish, Ph.D.                 Date